Exhibit 99.1









                            SHARE TRANSFER AGREEMENT


                                     between


                              SHAW INDUSTRIES, INC.

                            SHAW UK HOLDINGS LIMITED

                                       and


                             CARPET HOLDINGS LIMITED




                            DATED AS OF APRIL 3, 1998

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE 1    TRANSFER OF SHARES................................................1
ARTICLE 2    THE CLOSING.......................................................2
ARTICLE 3    REPRESENTATIONS AND WARRANTIES OF SHAW AND THE SELLER ............5
ARTICLE 4    REPRESENTATIONS AND WARRANTIES OF PURCHASER......................23
ARTICLE 5    COVENANTS OF SHAW AND THE SELLER.................................24
ARTICLE 6    MUTUAL COVENANTS.................................................24
ARTICLE 7    PUBLIC ANNOUNCEMENTS.............................................24
ARTICLE 8    INDEMNIFICATION..................................................24
ARTICLE 9    ARBITRATION......................................................30
ARTICLE 10   GENERAL PROVISIONS...............................................30
ARTICLE 11   DEFINITIONS......................................................32

ARTICLE 1     TRANSFER OF SHARES                                               1
     1.1      Shares                                                           1
     1.2      Consideration                                                    1
     1.3      No Liens, Etc.                                                   1
     1.4      Pre-Emption Rights                                               1
ARTICLE 2     THE CLOSING                                                      2
     2.1      Time and Place of Closing                                        2
     2.2      Transactions at the Closing                                      2
     2.3      Indemnification Regarding Accounts Receivable After Closing      4
     2.4      Refinancing of Current Indebtedness and Release of  Guarantees   4
     2.5      Payment of Amounts due to Shaw                                   5
ARTICLE 3     REPRESENTATIONS AND WARRANTIES OF SHAW AND THE SELLER            5
     3.1      Organization and Qualification                                   5
     3.2      Authority                                                        5
     3.3      Subsidiaries                                                     6
     3.4      Capitalization                                                   7
     3.5      Options and Other Rights                                         7
     3.6      Financial Statements                                             7
     3.7      The Accounts                                                     7
     3.8      Inventories                                                      8
     3.9      Personal Property                                                8
     3.10     Real Property                                                    9
     3.11     Contracts                                                        9
     3.12     Intellectual Property                                           10
     3.13     Insurance                                                       11
     3.14     Environmental Matters and Health and Safety                     12
     3.15     Litigation                                                      13
     3.16     Absence of Changes                                              14
     3.17     Brokers and Finders                                             15
     3.18     Labour Matters                                                  15
     3.19     Permits and Licenses                                            17
     3.20     Taxes                                                           17
     3.21     Employee Benefit Plans                                          20
     3.22     Compliance with Laws                                            21
     3.23     Governmental Approval and Consents                              22
     3.24     Adequacy of the Company's Assets                                22
     3.25     Products Liability                                              22
     3.26     Statutory Restrictions                                          22
     3.27     Corporate and Other Records                                     22

     3.28     Computers                                                       22
     3.29     Insolvency                                                      23
     3.30     Other Business Matters                                          23
     3.31     Financing and Working Capital                                   24
     3.32     Correctness of Representations                                  24
ARTICLE 4     REPRESENTATIONS AND WARRANTIES OF PURCHASER                     24
     4.1      Organization and Qualification                                  24
     4.2      Authority                                                       24
     4.3      Litigation                                                      24
     4.4      Brokers and Finders                                             24
     4.5      Governmental Approval and Consents                              24
     4.6      Correctness of Representations                                  25
     4.7      Knowledge of Seller's Breach                                    25
ARTICLE 5     COVENANTS OF SHAW AND THE SELLER                                25
     5.1      Covenant Not to Compete                                         25
ARTICLE 6     MUTUAL COVENANTS                                                25
     6.1      Further Mutual Covenants                                        25
     6.2      RTPA Suspensory Section.                                        25
ARTICLE 7     PUBLIC ANNOUNCEMENTS                                            26
     7.1      Public Announcements                                            26
ARTICLE 8     INDEMNIFICATION                                                 26
     8.1      Definitions                                                     26
     8.2      Agreement of the Indemnitors to Indemnify                       26
     8.3      Procedures for Indemnification                                  27
     8.4      Third Party Claims                                              28
     8.5      Other Rights and Remedies                                       29
     8.6      Duration                                                        29
     8.7      Limitations                                                     30
     8.8      Cooperation                                                     30
     8.9      Survival of Representations and Warranties                      30
     8.10     Mitigation of Losses                                            30
     8.11     Acts Relating to Environmental Liabilities                      30
     8.12     Subrogation                                                     31
ARTICLE 9     ARBITRATION                                                     31
     9.1      Arbitration                                                     31
     9.2      Jurisdiction                                                    31
ARTICLE 10    GENERAL PROVISIONS                                              32
     10.1     Fees and Expenses                                               32
     10.2     Notices                                                         32
     10.3     Assignment; Binding Effect                                      32
     10.4     No Benefit to Others                                            33
     10.5     Headings, Gender, and 'Person'                                  33
     10.6     Counterparts                                                    33
     10.7     Integration of Agreement                                        33
     10.8     Time of Essence                                                 33
     10.9     Governing Law                                                   33
     10.10    Partial Invalidity                                              33
     10.11    Investigation                                                   33
ARTICLE 11    DEFINITIONS                                                     34

                                TABLE OF EXHIBITS


Exhibit A         Resignation of Directors
Exhibit B         Resignation of Auditors
Exhibit C         Powers of Attorney
Exhibit D-1       Company Opinion - Powell, Goldstein, Frazer & Murphy
Exhibit D-2       Company Opinion - Garretts
Exhibit E         Supply Agreement
Exhibit F         Personnel Transition Agreement
Exhibit G         License Agreement
Exhibit H-1       Purchaser Opinion - Alston & Bird LLP
Exhibit H-2       Purchaser Opinion - Eversheds
Exhibit I         Assignment
Exhibit J         Notice of Resignation
Exhibit K         Deed of Adherence
Exhibit L         Substitution Certificate
Exhibit M         Loan Note Transfer
Exhibit N         Deed Regarding Absence of Claims

                                    SCHEDULES

Schedule 2.4      Refinancing and Release of Guarantees
Schedule 3.0      General Disclosures
Schedule 3.1      Organization and Qualification
Schedule 3.3      Subsidiaries
Schedule 3.7      Accounts
Schedule 3.8      Inventories
Schedule 3.9.1    Vehicles
Schedule 3.9.2    Equipment
Schedule 3.9.3    Furniture and Fixtures
Schedule 3.9.4    Encumbrances
Schedule 3.9.5    Personal Property Leases
Schedule 3.9..6   Consents
Schedule 3.10.1   Particulars of Real Property
Schedule 3.10.2   Real Property - Rateable Value
Schedule 3.11.1   Contracts
Schedule 3.11.2   Contract/Supplies
Schedule 3.11.3   Contracts - Goods and Services/Customer List
Schedule 3.11.4   Capital Expenditures
Schedule 3.12     Intellectual Property
Schedule 3.13     Insurance
Schedule 3.14     Environmental Matters
Schedule 3.15     Litigation Matters
Schedule 3.16     Absence of Changes
Schedule 3.18.1   Labour Matters - Employees and Officers
Schedule 3.18.2   Labour Matters - Severance Payment
Schedule 3.19     Permits and Licenses
Schedule 3.20     Taxes
Schedule 3.21     Employee Benefit Plans
Schedule 3.25     Products Liability
Schedule 3.28     Computers
Schedule 3.31     Financing and Working Capital

CROSS REFERENCES TO DEFINED TERMS

TERM                                                   ARTICLE IN WHICH DEFINED

Accounting Date                                              Article 11
Accounting Standards                                         Article 11
Accounts                                                     Article 11
Accounts Receivable                                          Article 11
Acquisition Documents                                        Section 3.2
Affiliate                                                    Article 11
Agreement                                                    Preamble
Assignment                                                   Section 2.2(e)
CI                                                           Preamble
Closing                                                      Section 2.1
Closing Date                                                 Section 2.1
Collection Period                                            Section 2.3
Company(ies)                                                 Preamble
Computer Equipment                                           Article 11
Computer Software                                            Article 11
Contract(s)                                                  Article 11
Deed of Adherence                                            Section 2.2(e)
EA Provisions                                                Section 3.14
Environmental Activity                                       Section 3.14
Environmental Laws                                           Section 3.14
Environmental Liability                                      Article 11
Environmental Permits                                        Section 3.14(b)(ii)
Equipment                                                    Article 11
ERA                                                          Section 3.18
Event                                                        Section 3.20
Financial Statements                                         Section 3.6
Furniture and Fixtures                                       Article 11
GHL Loan Agreement                                           Article 11
GHL Loan Notes                                               Article 11
GHL Security Interests                                       Article 11
GHL Security Trust Deed                                      Article 11
GAAP                                                         Section 3.6
Guarantees                                                   Section 2.4
ICTA                                                         Section 3.20
Indemnification Claim                                        Section 8.1(a)
Indemnitee                                                   Section 8.1(b)
Indemnitor                                                   Section 8.1(c)
Indemnitor Representative                                    Section 8.1(d)
Indemnity Payment                                            Section 2.3
Intellectual Property                                        Article 11
Inventory                                                    Article 11
Jurisdictional Courts                                        Section 19.2
Know-How                                                     Article 11
Knowledge of the Warrantors                                  Article 11
Kosset                                                       Preamble
Labour Claims                                                Section 3.18
Laws                                                         Article 11
Legal Requirement                                            Article 11
Liability to Taxation                                        Section 3.20
License Agreement                                            Section 2.2(b)
Loan Note Transfer                                           Section 2.2(e)
Losses                                                       Section 8.1(e)
Management                                                   Preamble
Material Adverse Effect                                      Article 11
NationsBank Facility                                         Section 2.4

Outstanding Receivables                                      Section 2.3
Pension Scheme                                               Section 3.21
Permits                                                      Article 11
Permitted Security Interests                                 Article 11
Person                                                       Section 10.5
Personnel Transition Agreement                               Section 2.2(b)
Post-Closing Environmental Matter                            Section 8.11
Pre-Closing Receivables                                      Section 2.3
Products                                                     Article 11
Property                                                     Article 11
Purchaser                                                    Preamble

Purchaser Opinion                                            Section 2.2(c)(iii)
Purchaser's Relief                                           Section 3.20
Purchaser Transactional Warranty                             Section 8.6
Relevant Substance                                           Section 3.14
Relief                                                       Section 3.20
Schemes                                                      Section 3.21
Security Interests                                           Article 11
Seller                                                       Preamble
Seller Opinion                                               Section 2.2(a)(xi)
Shares                                                       Preamble
Substitution Certificate                                     Section 2.2(e)
Supply Agreement                                             Section 2.2(b)
Shaw                                                         Preamble
Shaw Transactional Warranties                                Section 8.6
Subsidiary(ies)                                              Section 3.3
Taxation                                                     Section 3.20
Taxation Authority                                           Section 3.20
Taxes Act                                                    Section 3.21
TC&A                                                         Section 3.20
Threshold Amount                                             Section 8.7(a)
Third Party Claim                                            Section 8.1(f)
VATA                                                         Section 3.20
Vehicles                                                     Article 11
Warrantors                                                   Article 3
West Yorkshire                                               Article 11

                            SHARE TRANSFER AGREEMENT


     THIS SHARE TRANSFER AGREEMENT (the "Agreement") is made and entered into as of April 3, 1998, by and among CARPET HOLDINGS LIMITED, a company registered in England under number 3503892 whose registered office is at Toftshaw Lane, Bradford BD4 6QW ("Purchaser"), SHAW INDUSTRIES, INC., a Georgia corporation ("Shaw") and SHAW UK HOLDINGS LIMITED, a company registered in England under number 2579120 whose registered office is at Toftshaw Lane, Bradford BD4 6QW ("Seller").

     A. Seller is a direct wholly-owned subsidiary of Shaw, and is the legal and beneficial owner of all of the issued shares in the capital of Carpets International (U.K.) Limited, a company registered in England under number 924669, whose registered office is at Toftshaw Lane, Bradford BD4 6QW ("CI") and of all of the issued shares in the capital of Kosset Carpets Limited, a company registered in England under number 2487464, whose registered office is at Toftshaw Lane, Bradford BD4 6QW ("Kosset"). All such issued shares in the capital of CI and Kosset are hereinafter referred to as the "Shares;" and CI and Kosset are sometimes referred to herein collectively as the "Companies" and individually as a "Company."

     B. Prior to the date hereof, Shaw has caused Seller to acquire full legal and beneficial ownership of one (1) nominee share in the capital of CI previously registered in the joint names of Galetas Nominees Limited and Seller such that on the date hereof all of the Shares are owned, both legally and beneficially, by Seller, and Seller has caused CI to be re-registered prior to the date hereof as a private limited company in accordance with Sections 53-55 of the Companies Act 1985 such that at the time immediately prior to the execution of this Agreement CI is a private limited company.

     C. CI is engaged in the manufacture and sale from premises throughout the United Kingdom of tufted carpet.

     D. The Shares are worthless and Seller desires to abandon the Shares to Purchaser and Purchaser desires to receiver a transfer of the Shares on the terms set forth in this Agreement.

     E. Certain members of management of the Companies, including Ralph Boe, Archie Barfield, Joe Williams, Rob Harding and Eddie Charlesworth ("Management") have an equity and management interest in Purchaser and intend to continue to operate the business of the Companies from and after the closing of the transactions contemplated hereby.

     F. Shaw and Seller will derive material benefit from the conveyance of the Shares to Purchaser and are, therefore, willing to make certain representations and warranties with respect to the business, properties, affairs and condition (financial and otherwise) of the Companies and their respective subsidiary undertakings and to agree to indemnify the Purchaser as herein provided in order to induce the Purchaser to accept the conveyance of the Shares.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                               TRANSFER OF SHARES

     1.1 Shares. At the Closing, on and subject to the terms and conditions of this Agreement, Seller shall assign, transfer and deliver full legal and beneficial interest in the Shares to Purchaser, and Purchaser shall accept and receive the Shares from the Seller.

     1.2 Consideration. Purchaser shall pay no consideration for the Shares.

     1.3 No Liens, Etc. Purchaser shall acquire good title to the Shares free from all charges, liens, encumbrances, equities and claims of any kind together with all rights which now or at any time after the date of this Agreement may become attached to them, including any dividend or other distribution declared, paid, made or created after the date of this Agreement.

     1.4 Pre-Emption Rights. The Seller hereby waives all rights of pre-emption under the respective Articles of Association of each of the Companies or otherwise in respect of the transfer of the Shares to Purchaser under this

Agreement (or shall procure that all such rights are waived).

                                    ARTICLE 2
                                   THE CLOSING

     2.1 Time and Place of Closing. The closing of the transfer and conveyance contemplated by this Agreement (the "Closing") shall be held at the offices of Eversheds, Cloth Hall Court, Infirmary Street, Leeds, England, commencing at 9:00 a.m. local time , on the date hereof (the "Closing Date"). Subject to the consummation of the Closing on the Closing Date, the transfer and conveyance to Purchaser of the Shares will be effective as of 12:01 a.m. (local time) on the Closing Date.

     2.2 Transactions at the Closing. At the Closing, each of the following items shall be delivered or effected:

     (a) Seller shall either deliver, or cause to be delivered, to Purchaser or, with respect to items (v)-(vi), made available at the premises of CI, the following:

          (i) duly executed transfers of the Shares in favour of Purchaser (or as it will direct) together with all relevant share certificates (or in the case of any lost certificate an indemnity satisfactory to Purchaser in relation to it) and together also with such waivers and consents as are required for the consummation of the transactions contemplated by this Agreement and to enable Purchaser to be registered as the holder of the Shares;

          (ii) written resignations from all directors and the secretary (with the exception of Ralph J. Boe and Archie Barfield) of each Company and Subsidiary other than West Yorkshire in substantially the form of Exhibit A;

          (iii) the written resignation of Arthur Andersen as auditors of each Company and Subsidiary other than West Yorkshire accompanied by the statement referred to in section 392 of the Companies Act 1985 in substantially the form of Exhibit B;

          (iv) the certificate of incorporation, any certificate(s) of incorporation on change of name, the common seal and the statutory books and registers (all entered up to date) of each Company and Subsidiary (other than West Yorkshire);

          (v) all deeds and documents relating to the title of any Companies or any Subsidiary (other than West Yorkshire to the Property);

          (vi) all papers, books, records, keys, credit cards and other property (if any) of each Company and Subsidiary which are in the possession or under the control of Seller or any other person who resigns as an officer of either Company or any Subsidiary in accordance with Section 2.2(a)(ii);

          (vii) duly executed powers of attorney in substantially the form of Exhibit C;

          (viii) the opinion of Powell, Goldstein, Frazer & Murphy, counsel to Shaw and the Seller, in substantially the form of Exhibit D-1 hereto, and the opinion of Garretts, special counsel to Shaw and the Seller, in substantially the form of Exhibit D-2 hereto (collectively, the "Seller Opinion");

          (ix) confirmation from the Panel on Takeovers and Mergers that the transactions contemplated by this Agreement do not fall within the ambit of The City Code on Takeovers and Mergers;

          (x) such other evidence as Purchaser or its counsel may reasonably require of the performance of all covenants and agreements of the Seller hereunder which are required by the terms hereof to be performed on or prior to the Closing of this Agreement.

The documents and certificates to be delivered  hereunder by or on behalf of the
Seller  on  the  Closing  Date  shall  be  in  form  and  substance   reasonably
satisfactory to Purchaser and its counsel.

     (b) Shaw shall execute and deliver to CI the Supply Agreement substantially in the form of Exhibit E hereto (the "Supply Agreement"), the Personnel Transition Agreement substantially in the form of Exhibit F (the "Personnel Transition Agreement") and the Technology License Agreement substantially in the form of Exhibit G hereto (the "License Agreement").

     (c) Purchaser shall deliver to Shaw and the Seller the following:

          (i) the opinion of Alston & Bird LLP, counsel to Purchaser, in substantially the form of Exhibit H-1 hereto, and the opinion of Eversheds, special counsel to Purchaser substantially in the form of Exhibit H-2 hereto (collectively, the "Purchaser Opinion"); and

          (ii) such other evidence as Shaw and the Seller or their counsel may reasonably require of the performance of all covenants and agreements of Purchaser hereunder which are required by the terms hereof to be performed on or prior to the Closing.

The documents and certificates to be delivered hereunder by or on behalf of Purchaser on the Closing Date shall be in form and substance reasonably satisfactory to Shaw, the Seller and their counsel.

     (d) Seller and Shaw shall cause CI to execute and deliver the Supply Agreement, the Personnel Transition Agreement and the License Agreement.

     (e) Seller and Shaw shall cause CI to execute and deliver to Shaw the assignment in respect of the GHL Loan Agreement substantially in the form of
Exhibit I (the "Assignment"), the notice of resignation of CI as Security Trustee in respect of the GHL Security Interests substantially in the form of Exhibit J, the deed of adherence in respect of the GHL Security Trust Deed substantially in the form of Exhibit K (the "Deed of Adherence"), the substituting certificate substantially in the form of Exhibit L substituting Shaw as Security Trustee in place of CI for the purposes of the GHL Security Interests (the "Substitution Certificate), and the transfer of the GHL Loan Notes in favor of Shaw substantially in the form of Exhibit M (the "Loan Note Transfer").

     (f) Seller and Shaw shall:

          (i) repay, and shall procure that any company ("controlled company") of which Seller and Shaw has control (as defined in section 840 Income and Corporation Taxes Act 1988) will repay, all amounts owed by it to any Company or Subsidiary, whether due for payment or not;

          (ii) deliver to Purchaser a deed in substantially the form of Exhibit N acknowledging that, except for amounts payable as provided in Section 2.5, neither Seller nor Shaw nor any such controlled company has any claim against any Company or Subsidiary and that, except for the Supply Agreement, the Guarantees not released as of the date hereof, the Personnel Transition Agreement and the License Agreement, there is no agreement or arrangement under which any Company or Subsidiary has any actual, contingent or prospective obligation (including, but not limited to, any obligation under any guarantee entered into by any Company or Subsidiary to or in respect of any of them); and

          (iii) in respect of any such agreement or arrangement as is referred to in Section 2.2(f)(ii) which previously existed deliver to Purchaser evidence of the release or termination of it in form satisfactory to Purchaser.

     (g) Seller will procure that duly convened meetings are held at which:

          (i) the transfers referred to in Section 2.2(a)(i) (subject to stamping if not previously effected) are approved for registration in the books of the relevant Company;

          (ii) the persons nominated by Purchaser shall be appointed as additional directors of the Companies and Subsidiaries specified (subject to any maximum number of directors imposed by the relevant articles of association), and any person designated by Purchaser shall be appointed as secretary of the Companies and Subsidiaries specified, and cause the resignations referred to in Section 2.2(a)(ii) shall be accepted;

          (iii) all existing instructions to the bankers of each Company and Subsidiary (other than West Yorkshire) shall be revoked and new instructions given to such bankers as Purchaser may nominate, in such form as Purchaser directs; and

          (iv) the resignations referred to in Section 2.2(a)(iii) shall be accepted and Deloitte & Touche shall be appointed as auditors of each Company and Subsidiary (other than West Yorkshire).

     2.3 Indemnification Regarding Accounts Receivable After Closing. For a period commencing on the Closing Date and ending on the one hundred and twentieth (120th) day thereafter (the "Collection Period"), Purchaser shall cause the Companies to use their commercially reasonable best efforts to collect the accounts receivable of the Companies in existence on the Closing Date (the "Pre-Closing Receivables"). Any payment received by the Companies or Purchaser from a customer who is obligated on a Pre-Closing Receivable shall be applied to the Pre-Closing Receivables due from such customer in order of age with applications made first to the oldest Pre-Closing Receivable then outstanding. Companies and Purchaser shall not treat a Pre-Closing Receivable and a subsequent accounts receivable from the same customer differently (for example, forgiving or not collecting a Pre-Closing Receivable but collecting a post-Closing receivable from the same customer). Further, if the Companies or Purchaser choose to discount, forgive or write-off any portion of the Pre-Closing Receivables, the amounts discounted, forgiven or written-off shall be added to the reserve for doubtful accounts for purposes of determining the purchase price of the Outstanding Receivables. Upon the expiration of the Collection Period, Purchaser shall cause the Companies to deliver to the Seller and Shaw copies of all invoices and records, if any, relating to the Pre-Closing Receivables which have not been collected (the "Outstanding Receivables"), and Shaw and Seller shall undertake to collect, as agent for the Companies, all of such Outstanding Receivables. Upon such delivery of copies of the invoices relating to the Outstanding Receivables, Shaw or Seller shall pay to Purchaser an amount in pounds (the "Indemnity Payment") equal to (a) one hundred percent (100%) of the face value of the Outstanding Receivables less any applicable VAT on such Outstanding Receivables less (b) the aggregate amount of reserves for doubtful accounts receivable on the Closing Date (increased by the amount of any discount, forgiveness or write-off of or with respect to any Pre-Closing Receivables as aforesaid) relating to the Outstanding Receivables. From and after such time, Shaw or the Seller, as the case may be, may, as agent for the Companies but at its own expense, pursue in a commercially reasonable manner the collection of the Outstanding Receivables and following the succesful collection of any such Oustanding Receivables Shaw or the Seller shall pay the collected amount to Purchaser and Purchaser shall refund to Shaw or Seller, as the case may be, by way of repayment of the Indemnity Payment, an amount equal to the Outstanding Receivables so collected. After the Indemnity Payment to Purchaser by Seller or Shaw, Purchaser and the Companies shall promptly pay over to the Seller or Shaw, as the case may be, in cash by way of full or partial repayment of the Indemnity Payment (as the case may be) any payments they receive with respect to such Outstanding Receivables. Shaw and Seller shall indemnify and hold harmless CI (which obligation shall not be subject to the limitations contained in Sections 8.6 or 8.7 below) in the amount of any VAT on such Outstanding Receivable that, after reasonable efforts by CI to obtain a refund of or relief in respect of, has not been refunded to CI or in respect of which relief has not been given by the taxing authorities less the aggregate amount of reserves for irrecoverable VAT on the Closing Date relating to the Outstanding Receivables.

     2.4 Refinancing of Current Indebtedness and Release of Guarantees. The parties contemplate that immediately following the Closing, CI shall (i) refinance with Bank Boston, N.A. as lender and as agent for other lenders, CI's current indebtedness (including accrued but unpaid interest, prepayment fees or charges and principal) pursuant to that certain credit agreement dated September 13, 1996 relating to a multi-currency revolving credit facility of $125,000,000 (the "NationsBank Facility") and in connection with such refinancing will procure the release and termination, effective as of the Closing, of any guarantee by Shaw or any Affiliate of Shaw of any indebtedness of CI under the NationsBank Facility, and (ii) at or as soon as reasonably practicable after the Closing, use its commercially reasonable endeavors to procure the release of Shaw or any Affiliate of Shaw from all securities, guarantees, performance bonds and indemnities given by or binding upon Shaw or any Affiliate of Shaw in relation to any debt or obligation of either of the Companies or any of the Subsidiaries, including, but without limiting the generality of the foregoing, the guarantees or indemnities identified in Schedule 2.4 (the guarantee by Shaw and any Affiliate of Shaw of the NationsBank Facility and the guarantees referred to in subpart (ii) of this Section 2.4 are hereinafter referred to as the "Guarantees").

     2.5 Payment of Amounts Due to Shaw. Following the Closing, Purchaser shall procure that CI will pay to Shaw the amount owed by CI to Shaw on the Closing Date for the purchase of goods and services, net of all amounts payable as of the Closing Date by Shaw to the Companies or the Subsidiaries (which net amount, the parties agree, was approximately 3,904,375 pound sterling at February 28,
1998); provided, however, such net amount shall be payable in monthly installments, without interest, of 100,000 pound sterling each (other than the final installment which shall be in such amount less the 100,000 pound sterling as shall be remaining) payable on or prior to the tenth day of each calendar month commencing with the first calendar month occurring after the Closing and continuing thereafter until such amount shall be paid in full. In the event any installment is not paid within thirty (30) days after written notice of default from Shaw to CI, Shaw shall have the right to accelerate the payment of all unpaid installments of such net amount.

                                    ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF SHAW AND THE SELLER

     Shaw and the Seller (collectively, the "Warrantors"), jointly and severally, hereby represent and warrant to Purchaser as at the date hereof that, except as fairly and clearly set forth in the general disclosures in Schedule 3.0:

     3.1 Organization and Qualification.

          (a) Each Company is a corporation duly organized and validly existing under the laws of England and Wales and does not have any permanent business establishment outside the United Kingdom. Schedule 3.1 hereto contains with respect to each Company the address of such Company's registered office.

          (b) Except as set forth on Schedule 3.1;

               (i) compliance has been made in all material respects with all Laws or Legal Requirements in connection with the formation of each Company and Subsidiary and all issues and grants of shares, debentures, notes, mortgages or other securities of each Company and Subsidiary;

               (ii) the copies of the Memorandum and Articles of Association of each Company which are attached to and a part of Schedule 3.1 are true and accurate and include copies of all such amending resolutions and agreements as have been or ought to have been filed with the Register of Companies. Since January 1, 1997, neither Company nor any Subsidiary nor any class of any of their members has passed any other resolution (except for resolutions relating to business at annual general meetings which was not special business);

               (iii) all returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies by each Company and Subsidiary or any of their officers have been correctly and properly prepared in all material respects and so filed and delivered, and no such returns, particulars, resolutions or other documents have been so filed or delivered during the period of twenty-one (21) days ending with the date of this Agreement;

               (iv) No notice or allegation that any of the statutory books (including all registers and minutes books) of each Company and Subsidiary is incorrect or should be rectified has been received by the Warrantors; and

               (v) So far as the Warrantors are aware none of the activities of either Company or any Subsidiary is ultra vires either Company or any Subsidiary.

     3.2 Authority. Each of Shaw and the Seller has full power and authority to enter into this Agreement and the agreements to which it is a party contemplated hereby, or executed in connection herewith (collectively, this Agreement, the Supply Agreement, the Personnel Transition Agreement, the License Agreement and all other documents or agreements to be executed in connection herewith shall be referred to hereinafter as the "Acquisition Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Shaw and the Seller of each of the Acquisition Documents to which it is a party have been duly and validly authorized and approved by all necessary corporate or other action on the part of Shaw or the Seller, as the case may be. Each of the Acquisition Documents to which Shaw or the Seller is a party is the legal, valid, and binding obligation of Shaw or the Seller, as the case may be, enforceable against Shaw or the Seller, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable equitable principles (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, to the exercise of judicial discretion in accordance with general equitable principles, and to equitable defenses that may be applied to the remedy of specific performance. Neither the execution, delivery or performance by Shaw or the Seller of any of the Acquisition Documents to which Shaw or the Seller is a party, nor the consummation by Shaw or the Seller of the transactions contemplated thereby will (i) as to Shaw violate its Articles of Incorporation or Bylaws or as to the Seller, violate or is ultra vires its Memorandum or Articles of Association, (ii) violate any Legal Requirement to which Shaw is subject or any Laws to which the Seller, is subject, and in any case by which any of its assets may be bound, (iii) conflict with, result in a breach of, or constitute a default under any indenture, encumbrance, charge, option, mortgage, lease, agreement, or other instrument to which Shaw or the Seller, is a party or by which either of them or their respective assets may be bound, or (iv) result in the creation of any lien, mortgage, option, charge, or encumbrance upon the Shares.

     3.3 Subsidiaries.

          (a) Except as shown on Schedule 3.3, neither Company has any proprietary interest, in any body corporate, unincorporated association, trust, partnership, joint venture or other legal entity, and has not entered into or offered to enter into any agreement to acquire any such interest. Each of the entities listed on Schedule 3.3 (other than West Yorkshire) is herein referred to as a "Subsidiary" and all such entities are referred to collectively as the "Subsidiaries."

          (b) Each Subsidiary is a corporation duly organized and validly existing under the laws of England and Wales and does not have any permanent business establishment outside the United Kingdom. Schedule 3.3 contains with respect to each Subsidiary the address of its registered office.

          (c) True and accurate details of the authorized and issued share capital and the registered and beneficial holders of such issued share capital of each Subsidiary (other than West Yorkshire) appear in Schedule
     3.3. All shares in the capital of each Subsidiary (other than West Yorkshire) issued and outstanding on the date hereof as shown in Schedule
     3.3 are in issue fully paid and are legally and beneficially owned by and registered in the Company whose name is set forth opposite the name of such Subsidiary on Schedule 3.3, free from any encumbrance, equity or third party right (including but not limited to any mortgage, charge, pledge, option or lien), from any Contract to grant any of the same and from any claim to any of the same. None of the Subsidiaries has allotted or issued any share capital other than the shares shown in Schedule 3.3 as being issued. None of the Subsidiaries has any interest in the share capital of any body corporate, unincorporated association, trust, partnership, joint venture or other legal entity, and has not entered into or offered to enter into any agreement to acquire any such interest.

          (d) There are (i) no outstanding options, warrants, agreements, calls, conversion rights, exchange rights, pre-emptive rights (other than under the respective Subsidiaries' Articles of Association referred to in Section
     3.3 above or Section 89 the Companies Act of 1985) or other rights to subscribe for, purchase or otherwise acquire, or any other agreements or commitments of any character relating to the sale, issuance or voting of, any shares in the capital of any Subsidiary, whether issued or unissued, or any securities of any Subsidiary, and (ii) no existing agreements, options, commitments or rights with, of or to any person to acquire any of the issued shares of any Subsidiary.

          (e) CI is the owner of 71 of the 100 shares in the capital of West Yorkshire that are issued, with the remaining 29 of such shares being owned, to the Knowledge of the Warrantors, by the other tenants of the West Yorkshire Industrial Estate.

          (f) Each Subsidiary (other than West Yorkshire, Abingdon Inc. and Oxford Textile Mills Incorporated) has ceased all trading activity and is dormant as defined in Section 250(3) of the Companies Act 1985 and has passed a dormant company resolution pursuant to Section 250 of the Companies Act 1985, which remains in full force and effect, and has filed such resolution with the Registrar of Companies. To the Knowledge of the Warrantors, the only business in which West Yorkshire is engaged is the management of the West Yorkshire Industrial Estate, Toftshaw Lane, Bradford. None of the Subsidiaries has any assets or liabilities (including contingent liabilities) except as expressly included in, provided for or noted in the Accounts of each such Subsidiary.

     3.4 Capitalization. True and accurate details of the authorized and issued share capital and the registered and beneficial holders of such issued share capital of each of CI and Kosset appear in Schedule 3.4. The Shares shown in
Schedule 3.4 are in issue fully paid and are legally and beneficially owned by and registered in the name of Seller, free from any encumbrance, equity or third party right (including but not limited to any mortgage, charge, pledge, option or lien), from any Contract to grant any of the same and from any claim to any of the same. Except for the Subsidiaries, neither Company has allotted or issued any share capital other than the shares shown in Schedule 3.4 as being issued. Neither Company has any interest in any body corporate, unincorporated association, trust, partnership, joint venture or other legal entity, and has not entered into or offered to enter into any agreement to acquire any such interest.

     3.5 Options and Other Rights. There are (a) no outstanding options, warrants, agreements, calls, conversion rights, exchange rights, pre-emptive rights (other than under the respective Companies' Articles of Association referred to in Section 3.1(b)(ii) above or Section 89 the Companies Act of 1985) or other rights to subscribe for, purchase or otherwise acquire, or any other agreements or commitments of any character relating to the sale, issuance or voting of, any shares in the capital of either Company, whether issued or unissued, or any securities convertible into or evidencing the right to purchase any shares in the capital of either Company, and (b) no existing agreements, options, commitments or rights with, of or to any person to acquire any of the Shares of either Company.

     3.6 Financial Statements. Shaw and Seller have furnished to Purchaser the unaudited financial statements of CI for the fiscal year ended January 3, 1998 and the unaudited interim financial statements of CI for the period January 4, 1998 to March 7, 1998 (collectively, the "Financial Statements") which are attached to and a part of Schedule 3.6. The Financial Statements have been prepared from the books and records of the Companies in accordance with the past accounting practices of the Companies consistently applied. Neither Company has received any advice or notification from its independent auditors that such Company or any of its Subsidiaries has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting (in either case to a material extent) in the Financial Statements or the books and records, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts (including the Financial Statements) of each Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of such Company together with the results of operation of the Companies.

     3.7 The Accounts.

          (a) The Accounts of each Company and Subsidiary (true copies of which are attached to Schedule 3.7):

               (i) comply with the requirements of the Companies Act 1985;

               (ii) have been prepared in accordance with the historical cost convention, with all applicable Accounting Standards and (to the extent that no Accounting Standard is applicable) with accounting principles and practices generally accepted in the United Kingdom;

               (iii) have been prepared on bases and principles which are consistent with those used in the preparation of the audited statutory accounts of each such Company and Subsidiary for the three (3) financial years immediately preceding that which ended on the Accounting Date;

               (iv) show a true and fair view of the state of affairs of each Company and Subsidiary as at the Accounting Date and of the results of each Company and Subsidiary for the financial year ended on that date; and

               (v) (to the extent to which they are prepared on a consolidated basis) show a true and fair view of the state of affairs of the Companies and the Subsidiaries taken as a whole as at the Accounting Date and the results of operations of the Companies and the Subsidiaries taken as a whole for the financial year ended on that date.

          (b) True copies of the Accounts and of the audited accounts for each financial year of each Company and Subsidiary preceding that which ended on the Accounting Date have been delivered to the Registrar of Companies in compliance with the Companies Act 1985, and the auditors' reports thereon were unqualified.

     3.8 Inventories. All Inventory reflected in the Financial Statements as owned by CI or subsequently acquired (a) is now and at the Closing Date will be located on the Property consistent with past practices, (b) has been or will be acquired by a Company or a Subsidiary only in bona fide transactions entered into in the ordinary course of business, (c) is of good and merchantable quality except to the extent adequately reserved for in the Financial Statements, consistent with past practice, (d) is not now and at the Closing Date will not be subject to any write-down or write-off in excess of the reserves established based on past practice, and (e) is valued at the lesser of cost or net realizable market value, with appropriate adjustments for stale and slow moving inventory. Except as described in Schedule 3.8 and except for Permitted Security Interests, each of the Companies now has and on the Closing Date will have valid legal title to its Inventory reflected in the Financial Statements as owned by CI free and clear of any consignments, liens, claims, charges, and encumbrances. Neither of the Companies nor any Subsidiary is under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers, or other customers which is not reserved against in the Financial Statements.

     3.9 Personal Property.

          (a) Schedule 3.9.1 contains a list that is true and correct in all material respects and a description (including serial number, vehicle registration, and tag number) of all Vehicles which are owned by a Company or a Subsidiary. Schedule 3.9.2 contains a list that is true and correct in all material aspect of all Equipment (excluding items of Equipment having a value of less than 500 pound sterling individually ) which is owned by a Company or a Subsidiary. Schedule 3.9.3 contains a list that is true and correct in all material  respects of all  Furniture  and  Fixtures  and all other items of personal property (excluding items of Furniture and Fixtures and other personal property having a value of less than 500 pound sterling individually) which is owned by a Company or a Subsidiary. Subject to any Permitted Security Interests, each Company or Subsidiary has good title to all of the respective Furniture and Fixtures, Equipment, Vehicles, and other items of personal property included among its assets that are owned by it and which individually or collectively are material to the continued operation of the businesses of the Companies and the Subsidiaries in the ordinary and normal course (whether or not disclosed in Schedules 3.9.1, 3.9.2, or 3.9.3), free and clear of all liens, claims, charges, security interests, equity or third party rights (including, but not limited to, any mortgage, charge, pledge, option or lien from any Contract to grant any of the same and from any claim to the same and other encumbrances of any kind and of any nature, except as disclosed on Schedule 3.9.4.

          (b) Each asset reflected in the Accounts (except for current assets disposed of by the Companies and any of the Subsidiaries in the ordinary course of their business since the Accounting Date) and each asset treated as such an asset of the Companies and Subsidiaries as of the date hereof is in the legal and beneficial ownership of such Company or Subsidiary and in its possession or under its control.

          (c) The Equipment, Vehicles and Furniture and Fixtures and other equipment used in connection with the business of the Companies and Subsidiaries is in a good and safe state of repair and condition and satisfactory working order and have been regularly maintained to a good technical standard and in accordance with safety regulations usually observed in relation to them, except where the failure to be in good and safe state of repair and condition and satisfactory working order or to be so maintained would not have a Material Adverse Effect.

          (d) Schedule 3.9.5 contains a list and/or copies of all leases for Vehicles, Equipment, Furniture and Fixtures, or other items of personal property leased by either Company or a Subsidiary (except miscellaneous leases each having a value, if capitalized, of less than 500 pound sterling). Accurate copies of each lease listed on Schedule 3.9.5 and all amendments, extensions, and renewals thereof are attached thereto. Each of the leases described on Schedule 3.9.5 is in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults, the consequences of which, severally or in the aggregate, would have a Material Adverse Effect. No rights of either Company or any Subsidiary under any such leases to which it is a party have been assigned or otherwise transferred as security for any obligation of such Company or any Subsidiary.


     3.10 Real Property.

          (a) The particulars of the Property shown in Schedule 3.10.1 (including in the case of registered land the class of title and title number) are true, complete and correct. The Companies have no other interest in any real property and do not occupy any other real property.

          (b) The Companies have exclusive occupation and possession of all Property, free from any encumbrance, sublease, tenancy or right of occupation in favour of any third party save as set out in Schedule 3.10.1.

          (c) Each Property is in a good condition and state of repair (except where the failure to be in good condition or state of repair would not have a Material Adverse Effect) and is in all material respects fit for the purpose for which it is at present used.

          (d) All buildings forming part of the Property have been occupied (within the meaning of section 65(2) Local Government Finance Act 1988) continuously for at least the last six months and used for the purpose for which they were constructed or have been adapted.

          (e) So far as the Warrantors are aware, the Companies have no existing or contingent liabilities in respect of any property previously occupied by them or in which they owned or held any interest, including, without limitation, leasehold premises assigned or otherwise disposed of.

          (f) All written replies by or on behalf of the Companies and the Subsidiaries to enquiries relating to each Property made by or on behalf of Purchaser, and all oral replies supplemental thereto, were when given and are now true and correct in all material respects and did not omit to state any fact necessary in order to make the statements contained therein not misleading. For purposes of sub-section 3.10(f), "Losses" (under Article 8 hereof) shall mean and be limited to any dimunition in the value of the Property to which the information relates on a current use basis.

     3.11 Contracts.

          (a) Schedule 3.11.1 contains a true and correct list of all Contracts to which a Company or a Subsidiary is a party or subject to (or has agreed in principle or made any offer or entered any negotiations to enter into) not otherwise listed on Schedules 3.9.5, 3.10.3, 3.12, 3.13, 3.18, together with a true and correct copy (and, if oral, a description) of each Contract (other than Real Property Leases, personal property leases, and orders received in the ordinary course of business for the purchase of the Company's products) that:

               (i) both cannot be terminated without any penalty or premium by the Company or Subsidiary that is a party thereto on notice of thirty
          (30) days or less and that involve or could involve an aggregate consideration payable by or to any Company or Subsidiary that is in excess of 25,000 pound sterling;

               (ii) is between a Company or a Subsidiary and any officer, shareholder, director, employee, or affiliate of Shaw, the Seller, a Company or a Subsidiary;

               (iii) is a distribution, dealer, representative, franchisor or sales agency agreement, contract, or commitment;

               (iv) is a lease under which a Company or a Subsidiary is lessor relating to the assets of such Company or Subsidiary or any property at which assets of such Company or Subsidiary are located;

               (v) is a note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement, overdraft financial facility or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person;

               (vi) is an agreement, contract, or commitment limiting or restraining the freedom of a Company or a Subsidiary from engaging or competing in any manner or in any business;

               (vii) is a material agreement, contract, or commitment not made in the ordinary course of business;

               (viii) involves Intellectual Property rights licensing, marketing rights, information sharing, manufacturing rights;

               (ix) pursuant to which the Company or any Subsidiary is engaged in a partnership, joint venture, consortium, joint development, shareholders or similar arrangements;

               (x) is for the supply of goods by either Company or any Subsidiary on a sale or return basis or on a consignment inventory basis;

               (xi) for the supply of goods and/or services by or to either Company or any Subsidiary on terms under which retrospective or future discounts, price reductions or other financial incentives are given by or to either Company or any Subsidiary dependent on the level of purchases or any other factor and which involves a discount, price reduction, or financial incentive not granted in the ordinary course of business;

               (xii) is for the supply of goods and/or services by either Company or any Subsidiary which is not on the current standard terms and conditions of supply, copies of which are attached in Schedule 3.11.2;

               (xiii) involves conditions, warranties, indemnities or representations given in connection with a sale of shares or assets other than the sale of assets in the ordinary course of business, or is a guarantee or indemnity in respect of the obligations of a third party under which any material liability or contingent liability is outstanding.

               (xiv) to the Knowledge of the Warrantors, includes a term which is not, or may not be, binding on either Company or any Subsidiary or any other party in consequence of the Unfair Terms in Consumer Contracts Regulations 1994; or

               (xv) is not on arm's length terms.

          (b) Schedule 3.11.4 contains a true and correct list of all commitments of each Company and Subsidiary for capital expenditures that have been approved or made prior to the date of this Agreement in excess of 25,000 pound sterling and that remain outstanding as of the date hereof.

          (c) Except as indicated on Schedule 3.16, there exists no actual or, to the Knowledge of the Warrantors, any threatened breach, repudiation, rescission, avoidance, termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract, which would have a Material Adverse Effect.

          (d) No Company or Subsidiary has delegated any power under power of attorney of any person (as agent or otherwise) to bind or commit such Company or Subsidiary, its business or such Company's or Subsidiary's assets.

     3.12 Intellectual Property.

          (a) Schedule 3.12 contains a true and accurate list of all registered Intellectual Property owned by Company or Subsidiary or which a Company or a Subsidiary has the right to use in the conduct of its business, containing a brief description of each such item of Intellectual Property and the nature of such Company's or Subsidiary's interest therein. All of the registered Intellectual Property listed on Schedule 3.12 is registered solely in the name of a Company or a Subsidiary. Except as set forth in
     Schedule 3.12, in the case of those of the Companies' and the Subsidiaries' Intellectual Property rights that are registered, all renewal fees and costs and charges in respect thereof have been duly paid in full and the Warrantors have not received any written notice alleging that a basis exists for the cancellation, rectification or any other modification of any such registration. All Know-How that is material to the conduct of the business as presently carried on by the Companies and the Subsidiaries is in the possession of the Companies or the Subsidiaries and, so far as the Warrantors are aware, the Companies and the Subsidiaries have the free right to use the same without restriction.

          (b) Except as shown on Schedule 3.12, none of the agreements pursuant to which the Company has a license or right to use Intellectual Property requires, and the processes employed and the products and services currently dealt in or used by the Companies and the Subsidiaries do not require (contingently or otherwise), the payment by any of the Companies or the Subsidiaries of any royalty or of any sum in the nature of a royalty or to liability to pay compensation under sections 40 and 41 Patents Act 1977. No such royalties are unpaid or owing with respect to any such agreements.

          (c) True and correct copies of all written agreements pursuant to which either Company or any Subsidiary has any license or right to use any Intellectual Property which is material to the business carried on by the Companies and the Subsidiaries taken as a whole, are attached to Schedule
     3.12. All such agreements are in full force and effect and, to the Knowledge of the Warrantors there are no existing defaults or events of default, real or claimed, or events which with or without notice or lapse of time or both would constitute defaults under such agreements that would give the non-defaulting party a right to terminate such agreement or a right to receive any payment pursuant to such agreement.

          (d) No written notice of any pending claim has been received by the Companies or the Subsidiaries and to the Knowledge of the Warrantors, no claim is threatened, which alleges that any Intellectual Property owned by or licensed to either Company or any Subsidiary or which such Company or Subsidiary otherwise has the right to use is invalid or unenforceable by such Company or Subsidiary, nor are the Warrantors aware of any such claim that is unasserted, but the assertion of which is probable. No written notice of any pending claim has been received by the Companies or the Subsidiaries and to the Knowledge of the Warrantors, no claim is threatened which alleges that the manufacture, use, or sale by either Company or any Subsidiary of its products, or any component or part thereof, or any manufacturing operation or machinery employed by such Company or Subsidiary nor the use by either Company or any Subsidiary of any Intellectual Property violates or infringes upon any claims of any Intellectual Property owned by any third party or the rights of any third party.

          (e) To the Knowledge of the Warrantors, the design of such of the Products as are manufactured by the Companies and the Subsidiaries and which are material to the conduct of the business as presently carried on by the Companies and the Subsidiaries were developed by employees of the Companies or the Subsidiaries under contracts of employment which provide for the waiver of each employee's moral rights and for ownership of any Intellectual Property in the Products to vest in and belong to such Company or the Subsidiary. To the Knowledge of the Warrantors, no employee, consultant or former employee or any other third party has made or threatened to make any claim against either of the Companies or any of the Subsidiaries that any Intellectual Property in a Product created or developed by such Company or Subsidiary is not beneficially and legally owned by such Company or Subsidiary.

     3.13 Insurance.

          (a) Each Company and Subsidiary and all of their respective assets are and have at all relevant times been insured in such amounts and against fire and other risks which would be reasonable for entities under the ultimate ownership of Shaw and engaged in business of the type in which such Company or Subsidiary is engaged. Set forth in Schedule 3.13 is an accurate schedule of all insurance policies of the Companies and the Subsidiaries in force on the date hereof, together with a statement of the aggregate amount of claims paid out in the last three (3) years, and claims pending or outstanding, under each such policy through the date hereof. Neither Shaw, the Seller, either Company or any Subsidiary has received in the last three (3) years any notice of cancellation or non-renewal of any such policy, nor during such period has Shaw, the Seller, either Company or any Subsidiary received any notice from any insurance carrier that any premiums for insurance maintained by or for either Company or any Subsidiary will be increased in the future disproportionately to increases in the cost of insurance generally or that any insurance coverage presently provided for will not be available to the Companies or the Subsidiaries in the future on substantially the same terms as now in effect. No Company or Subsidiary in the last three (3) years has been refused any insurance by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past three (3) years. There are no outstanding requirements or recommendations by any current insurer or underwriter of either Company or any Subsidiary which require or recommend changes in the conduct of the business conducted by such Company or Subsidiary, or require any repairs or other work to be done with respect to any of such Company's or Subsidiary's assets or operations.

          (b) To the  Knowledge  of  the  Warrantors,  except  as set  forth  on
     Schedule 3.13, there are no circumstances likely to give rise to a material claim of loss under any policy listed on such Schedule.

     3.14 Environmental Matters.

          (a) In this Section the following expressions shall have the following respective meanings:

          "EA Provisions" means Part II, paragraphs 162 and 162 of Schedule 22 of the Environment Act 1995 and the first complete set of regulations and guidance under those provisions.

          "Environmental Laws" means in relation to Environmental Activity , all or any relevant statutes, including, but without prejudice to the generality of the foregoing the Environmental Protection Act 1990, the Water Resources Act 1991, the Water Industry Act 1991 and the Environment Act 1995, all or any common law, regulations, statutory instruments, treaties, directives, bye-laws, order or injunctions of any governmental authority or agency or any regulatory body of or in any jurisdiction of the European Community in force at the date of this Agreement and which are applicable or capable of application to the Companies or the Subsidiaries as at the date of this Agreement provided that the EA Provisions shall be deemed to be in force at such date for the purposes of this Section;

          "Environmental Activity" means any of the following:

               (i) any release, emission, entry or introduction into the environment of any Relevant Substance (as hereinafter defined);

               (ii) any deposit, disposal, keeping or treatment of any Relevant Substance or any importation, exportation, transportation, handling, processing, manufacture, collection, sorting or presence of any Relevant Substance;

               (iii)  nuisance,   noise,  the   conservation,   preservation  or
          protection of the environment or of man or of any living organism supported by the environment or any other matter whatsoever affecting the environment or any part of aspect of it;

          and so that "environment" and "release" have the respective meanings ascribed thereto by the Environmental Protection Act 1990;

          "Relevant Substance" means any hazardous, dangerous, toxic, poisonous, noxious, radioactive, flammable, explosive, infectious or polluting substance, including (without limitation) any substance included under or regulated by any Environmental Laws relating to matters within the scope of the definition of Environmental Activity which has or might be capable of having an adverse impact on man and/or the environment.

          (b) Except as set forth on Schedule 3.14, in relation to the Companies and the Subsidiaries, to the Knowledge of the Warrantors:

               (i) each Company and each Subsidiary, complies and has at all times complied with all Environmental Laws relating to its respective properties and business or any part thereof since September 1, 1993;

               (ii) each Company and each Subsidiary has obtained and maintained in full force and effect all relevant licenses, consents, authorizations and approvals required under any Environmental Laws for the conduct of the business as presently carried on by the Companies and the Subsidiaries (the "Environmental Permits"). Schedule 3.14 contains a complete list of such Environmental Permits; and

               (iii) each Company complies and has complied with all notices, orders or requirements relating to such Environmental Permits and all conditions of or subject to which any of them may have been issued and is not required to incur any financial commitment or take any other action in order to maintain them in full force and effect.

          (c) Except as set forth on Schedule 3.14 no actions, proceedings, claims, or investigations, and no notices of suspension or prohibition of any activity are pending or to the Knowledge of the Warrantors have been threatened against either Company or any Subsidiary or any of their respective officers, employees or agents under any Environmental Laws, and neither of the Warrantors has any reason to believe that either Company or any Subsidiary has or is likely to have any liability in relation to any Environmental Activity relating to the its respective Properties or business or any part thereof as the same is presently conducted .

          (d) Except as set forth on Schedule 3.14, no Company or Subsidiary or, to the Knowledge of the Warrantors , any third party is carrying out or has carried out any Environmental Activity on any real property owned by or leased to a Company or a Subsidiary or as part of the business of either Company or any Subsidiary which results, has resulted in or could result in:

               (i) either  Company or any  Subsidiary  being held  liable by any
          governmental   authority  to  carry  out   remedial   work  under  any
          Environmental Laws;

               (ii) the creation of any trade effluent or commercial or industrial waste requiring disposal or which has been disposed of in breach of any Environmental Laws; or

               (iii) the emission of any Relevant Substance into the air which is not the subject of an Environmental Permit.

          (e) Except as set forth on Schedule 3.14, to the Knowledge of the Warrantors there are no storage tanks (above or below ground) on any of the real property owned or leased by either Company or any Subsidiary or any part thereof.

          (f) Except as set forth on Schedule 3.14, to the Knowledge of the Warrantors no Relevant Substance has been deposited, disposed of, kept, treated, imported, exported, transported, processed, manufactured, collected, sorted or produced by either Company or any Subsidiary on any real property owned or leased by either Company or any Subsidiary.

          (g) Except as set forth on Schedule 3.14, to the Knowledge of the Warrantors no lien has arisen on any of the properties or assets of either Company or any Subsidiary under or as a result of any Environmental Laws.

          (h) Except as identified in Schedule 3.14, with respect to the real property owned or leased by either Company or any Subsidiary no audit or other investigation has been conducted as to environmental matters at any of such property by any private party during the period which such property has been owned, leased or used by either Company or any Subsidiary.

          (i) Except as set forth in Schedule 3.14, to the Knowledge of the Warrantors each of the Companies have at all times complied with all applicable laws relating to employee health and safety; and no Company or Subsidiary has received any notice that past or present conditions on any of the real property owned or leased by either Company or any Subsidiary violate any applicable legal requirements or otherwise can be made the basis of any claim, citations, proceeding, or investigation, based on or related to violations of employee health and safety requirements.

          (j) Each Company and Subsidiary employs a safety officer to ensure the safe operation of the business.

          (k) Except as set forth on Schedule 3.14, to the best Knowledge of the Warrantors, in the three (3) years preceding the Closing Date there have been no shut down of any of the plants operated by either Company or any Subsidiary as a result of any Environmental Activity at any of such plants, and during such period there have been no prosecutions of either Company or any Subsidiary or any third party in respect of the business conducted by the Companies and the Subsidiaries whether in respect of their respective operation or the products produced or sold by them.

     3.15 Litigation. Except as listed and briefly described on Schedule 3.15, neither Company nor any Subsidiary is involved (whether as plaintiff, defendant or any other party) in any civil, criminal, tribunal or arbitration proceedings where the amount in issue is or may exceed 25,000 pound sterling and no such proceedings are pending, or, to the Knowledge of the Warrantors, threatened by or against either Company or any Subsidiary, and there are no facts known to the Warrantors that are considered by the Warrantors to be likely to give rise to any such proceedings. There is no unsatisfied judgment or unfulfilled order outstanding against either Company or any Subsidiary and neither Company nor any Subsidiary is a party to any undertaking or assurance given to a court, tribunal or any other person in connection with the determination or settlement of any claim or proceedings where the amount in issue is or may exceed 25,000 pound sterling .

     3.16 Absence of Changes. Except as set forth on Schedule 3.16 or on the Financial Statements since December 31, 1997, there has not been any transaction or occurrence in which either Company or any Subsidiary has:

          (a) suffered any change in its business, operations, condition (financial, trading or otherwise), liabilities (actual or contingent), assets, margins of profitability (direct or indirect) or earnings nor has there been any event which has had or may reasonably be expected to have a material adverse effect on any of the foregoing which has or will have a Material Adverse Effect;

          (b) incurred any material obligations or liabilities of any nature other than items incurred in the regular and ordinary course of business consistent with past practice, or increased (or experienced any change in the assumptions underlying or the methods of calculating) any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice;

          (c) paid, discharged, or satisfied any claim, lien, encumbrance, obligation, or liability (whether absolute, accrued, contingent, and whether due or to become due), other than the payment, discharge, or satisfaction thereof in the ordinary course of business consistent with past practice;

          (d) permitted, allowed, or suffered any of its properties or assets to be subjected to any mortgage, pledge, lien, encumbrance, restriction, or charge of any kind, other than Permitted Security Interests;

          (e) written down or written up the value of any Inventory (including write-downs by reason of shrinkage or markdowns), determined as collectible any accounts receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any accounts receivable or any portion thereof, except for write-downs, write-ups, and write-offs in the ordinary course of business consistent with past practice;

          (f)  canceled  any debts or waived  any  claims or rights in excess of
     5,000  pound  sterling   individually  or  25,000  pound  sterling  in  the
     aggregate;

          (g) disposed of or permitted to lapse any right to material Intellectual Property of either Company or any Subsidiary or disposed of or disclosed to any person not authorized to have such information any material Intellectual Property of either Company or any Subsidiary not previously a matter of public knowledge or existing in the public domain;

          (h)  except  for the  capital  expenditure  commitments  described  on
     Schedule 3.11.4, made any significant capital expenditure or commitment for additions to property, plant, equipment, intangible, or capital assets or for any other purpose, other than for emergency repairs or replacement;

          (i) made any material change in any method of accounting or accounting principle, practice, or policy;

          (j) acquired other than in the ordinary course of business consistent with past practices any property or asset having a value in excess of 25,000 pound sterling;

          (k) disposed of other than in the ordinary course of business consistent with past practice any property or asset having a value in excess of 25,000 pound sterling;

          (l) except with respect to sums outstanding in the ordinary course of business in relation to customers, made any loan to any third party (including Shaw or any Affiliate thereof) which has not been repaid in full, or guaranteed the indebtedness of any third party (including Shaw or any Affiliate thereof);

          (m) borrowed or raised any money or taken up any financial facilities except under existing credit facilities;

          (n) declared, paid or made any dividend or other payment which is, or could be treated as, a distribution for the purposes of Part VI Income and Corporation Taxes Act 1988 or section 418 Income and Corporation Taxes Act 1988;

          (o) passed any resolution of its shareholders except in connection with the transactions contemplated by this Agreement;

          (p) changed its accounting reference date;

          (q) had any management or similar charge become payable or has paid any such charge to Shaw or Seller;

          (r) taken any other action neither in the ordinary course of business and consistent with past practice that has had or is reasonably likely to have a Material Adverse Effect nor provided for in this Agreement; or

          (s) agreed, so as to be legally bound, whether in writing or otherwise, to take any of the actions set forth in this Section 3.16 and not otherwise permitted by this Agreement.

     3.17 Brokers and Finders. Neither CI, Kosset nor any Affiliate of either has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by the Acquisition Documents.

     3.18 Labour Matters.

          (a) Schedule 3.18.1 contains a true and correct and complete list of all employees and officers employed by either Company or any Subsidiary as at January 16, 1998, their total remuneration for the year ended December 31, 1997.

          (b) Schedule 3.18.1 contains a true and correct list of all senior employees, their date of commencement of employment, their notice period, their current remuneration and a description of all terms and conditions of employment, perquisites and fringe benefits [including (without limitation) bonuses and commission as they receive or are eligible to receive] and /or copies of all their written service agreements and/or their contracts of employment or particulars of employment statements are contained in
     Schedule 3.18.1.

          (c) Schedule 3.18.1 contains a true and correct list of all employees engaged on terms and conditions which incorporate the term of any collective bargaining agreement agreed between either Company or any Subsidiary and any trade union and which are identified in Schedule 3.18.1 and copies of all such collective bargaining agreements are contained in
     Schedule 3.18.1.

          (d) Schedule 3.18.1 contains a true and correct list of all employees engaged on a standard non-management style offer of employment ("the standard offer of employment") a copy of which appears at Schedule 3.18.1 and neither Shaw nor the Seller are aware of any material deviations from the standard offer of employment.

          (e) No change has been made since the Accounting Date in the terms of employment (including compensation) of any person employed by either Company or any Subsidiary at the date of this Agreement whose annual aggregate remuneration exceeds 30,000 pound sterling, and neither Company nor any Subsidiary is a party to any contract to make such a change.

          (f) No Company or Subsidiary, within the last three (3) years, has experienced any organized slowdown, work interruption, strike, lock-out or work stoppage by its employees, industrial or trade dispute which has had a Material Adverse Effect and to the Knowledge of the Warrantors, there are no specific circumstances (ignoring for the avoidance of doubt, any effect that the consummation of the transaction contemplated by this Agreement might have) which may result in any industrial dispute the effect of which might be to have a Material Adverse Effect. Except as described in Schedule 3.18.1, no Company or Subsidiary is a party to, or has any obligation pursuant to, any oral and legally binding or written agreement with any party regarding the rates of pay or working conditions of any of its employees, and no Company or Subsidiary is obligated under any agreement to recognize or bargain with any labour organization or union on behalf of its employees or done any act which might be construed as recognition of a trade union.

          (g) Except as described on Schedule 3.18.1, there are no claims, investigations, charges, citations, hearings, consent decrees, or litigation involving current or former employees (excluding matters being dealt with under standard internal grievance or disciplinary procedures) concerning (i) wages, compensation, bonuses, commissions, awards, or payroll deductions; (ii) equal employment or human rights violations or discrimination regarding race, colour, religion, sex, national origin, age, handicap, veteran's status, marital status, disability, or any other recognized class, status, or attribute under any law prohibiting discrimination; (iii) claims for unfair dismissal and redundancy payments;
     (iv) grievances or arbitrations pursuant to current or expired collective bargaining agreements; (v) occupational safety and health; (vi) workers' compensation; (vii) wrongful termination, negligent hiring, invasion of privacy or defamation; (viii) immigration; or any other claim based on the employment relationship or termination of the employment relationship (collectively, "Labour Claims") pending, or to the Knowledge of the Warrantors, threatened against either Company or any Subsidiary.

          (h) No Company or Subsidiary has in relation to all present and former employees failed to comply with any agreements for the time being having effect as regards relations with trade unions or the conditions of service of its employees (whether collectively or individually) where such failure to comply has or will have a Material Adverse Effect.

          (i) Except as described on Schedule 3.18.2, there is no outstanding agreement or arrangement and, no outstanding judgments or orders, with respect to severance payments with respect to any employee of either Company or any Subsidiary, involving the payment of more than 25,000 pound sterling individually and 100,000 pound sterling in the aggregate, and all contracts of employment between each Company and Subsidiary and their directors and employees are terminable by such Company or Subsidiary without giving compensation on not more than three (3) months notice.

          (j) Except as set forth in Schedule 3.18.1 no employee of either Company or any Subsidiary or any other individual whose services are provided to either Company or any Subsidiary whose aggregate annual remuneration, in each case, exceeds 30,000 pound sterling has given or received notice terminating his or her employment or engagement resulting in a contractual entitlement to a liquidated damages payment which is outstanding.

          (k) Except as set forth on Schedule 3.18.1, neither Company nor any Subsidiary is operating nor has any present settled intention to introduce any short time working scheme or redundancy scheme under which payments greater than those required by statute are payable.

          (l) Except as set forth in Schedule 3.18.1 no negotiations for any increase in the remuneration or benefits of any employee of either Company or any Subsidiary are current or due within a period of six (6) months after the Closing Date which may lead to an increase of 50,000 pound sterling or more in relation to the aggregate remuneration payable to employees of the Companies or any Subsidiaries as a whole.

          (m) Neither Shaw, the Seller, either Company nor any Subsidiary has introduced any share incentive scheme or arrangement, share option scheme or arrangement or any other scheme or arrangement relating to the acquisition of any interest in any shares in either Company or any Subsidiary for all or any of the directors or employees of either Company or any Subsidiary.

          (n) Except as set forth in Schedule 3.18.1 to the Knowledge of the Warrantors, no employee of either Company or any Subsidiary has within six
     (6) months prior to the Closing Date been in breach of his or her contract of employment or the proper standards of employment expected of such employee by the Seller during such period, in either case in a manner which has or may result in a Material Adverse Effect.

          (o) Except as set forth in Schedule 3.18.1 no judgments or orders have been made against either Company or any Subsidiary in the two (2) years preceding the Closing Date which have not been fully complied with in relation to its employees, and no liability has been incurred by either Company or any Subsidiary in relation to its employees for breach of any contract of service or for redundancy payments, protective awards, compensation for wrongful dismissal, or unfair dismissal or for failure to comply with any order for the reinstatements or re-engagement of any employee, or for any other liability arising out of the termination of any contract of employment which have not been fully complied with.

     3.19 Permits and Licenses. Except as described on Schedule 3.19,

          (a) Except for Permits the absence of which would not have a Material Adverse Effect, all Permits (public and private) necessary or required for each Company and Subsidiary to conduct the business which it presently carries on have been obtained and are valid and subsisting and have been complied with in all material respects, and to the Knowledge of the Warrantors there is no reason why any of them should be suspended, canceled or revoked.

          (b) There is not in existence, or, to the Knowledge of the Warrantors, pending, any investigation or inquiry by, or on behalf of, any governmental or other body in respect of the affairs of any Company or Subsidiary.

     3.20 Taxes.

          (a) The provisions of this section 3.20 shall apply to each Company as if the same were set out in full in respect of each such Company. For purposes of this Section 3.20:

               (i) the following terms have the following meanings unless inconsistent with the context:

                    "Event" shall mean any event or fact whatsoever  including a change of residence including but not limited to:

                         (a) any transaction, action or omission (whether or not
                    either Company or any Subsidiary is party to it);

                         (b) the  earning,  receipt or accrual for any  Taxation
                    purpose of any income (including interest), profits or gains;

                         (c) the declaration,  payment or making of any dividend
                    or other distribution;

                         (d) cash  contributions  made by the  Seller  to either
                    Company and/or any Subsidiary;

                         (e) the sale and  purchase  of the Shares  pursuant  to
                    this Agreement; and

                         (f) Closing.

                         "ICTA"  shall  mean  Income and  Corporation  Taxes Act
                    1988.

                         "Liability to Taxation" shall mean (a) any Liability of
                    either Company or any Subsidiary to make an actual payment of Taxation (whether or not such Company or Subsidiary is primarily so liable and whether or not such Company or Subsidiary has any right of recovery against any other person); and (b) the use by either Company or any Subsidiary (in whole or in part) of any Purchaser's Relief to reduce or eliminate any liability of such Company or Subsidiary to make an actual payment of Taxation (whether or not such Company or Subsidiary is primarily so liable and whether or not such Company or Subsidiary has any right of recovery against any other person) in respect of which such Company or Subsidiary would otherwise have been liable to make an actual payment of Taxation;

                         "Outside  the  ordinary  course  of  business"   shall,
                    without limitation,  include:-

                         (a) any  distribution  (within  the  meaning of Part VI
                    (with section 418) ICTA) or deemed distribution;

                         (b) the  disposal  or  acquisition  of any asset or the
                    supply or obtaining of any service or business facility of any kind in circumstances where the consideration (if any) actually received or given for such disposal, acquisition, supply or obtaining is different from the consideration deemed to have been received or given for any Taxation purpose;

                         (c) any Event which gives rise to a Liability to Taxation in respect of deemed (as opposed to actual) income, profits or gains;

                         (d) a Company or Subsidiary ceasing, or being deemed to
                    cease, to be a member of any group of companies or associated with any other company for any Taxation purpose;

                         (e) the Event which gives rise to a Liability to Taxation primarily chargeable against or attributable wholly or partly to or recoverable wholly or partly from any other person;

                         (f)   the   disposal   of   any   capital    asset   or
                    crystallization or any held over gain or any capital contribution;

                         (g) any  reorganisation of any share or loan capital of
                    the Company;

                         (h) the failure by the Company to deduct for any Taxation; or

                         (i) any Event  which  gives rise to any fine,  penalty,
                    surcharge, interest or other imposition relating to any Taxation.

                    "Purchaser's Relief" shall mean any Relief which arises as a result of or in connection with any Event occurring after Closing

                    "Relief" shall mean any relief,  trading losses,  allowance, exemption, set-off, deduction or credit available from, against or in relation to Taxation or in the computation for any Taxation purpose of income, profits or gains or any right to a repayment of Taxation.

                    "Taxation"  shall  mean (a) any tax,  duty,  impost or levy, past or present, of the United Kingdom or elsewhere, whether governmental, state, provincial, local governmental or municipal, including but not limited to income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment under section 203 ICTA or otherwise), corporation tax, ACT, capital gains tax, inheritance tax, VAT, Customs and other import or export duties, landfill tax, stamp duty, stamp duty reserve tax, national insurance and social security contributions but excluding water rates and business property rates; and (b) any fine, penalty, surcharge, interest or other imposition relating to any tax, duty, impost or levy mentioned in paragraph (a) of this definition or to any account, record, form, return or computation required to be kept, preserved, maintained or submitted to any person for the purposes of any such tax, duty, impost or levy.

                    "Taxation  Authority"  shall mean any authority,  whether of the United Kingdom or elsewhere, competent to impose, assess or collect Taxation, including but not limited to the Board of Inland Revenue, the Commissioners of Customs and Excise and the Department of Social Security.

                    "TCGA" shall mean Taxation of Chargeable Gains Act 1992.

                    "VATA" shall mean Value Added Tax Act 1994.

               (ii) references to Events include Events which are deemed to have occurred for any Taxation purpose and references to income, profits or gains earned, received or accrued for any Taxation purpose include income, profits or gains which are deemed to have been earned, received or accrued for any Taxation purpose.

          (b) No Event has occurred on or before the Accounting Date and no Event hasoccured since the Accounting Date and on or before Closing which is outside the ordinary course of business of the Company which in either case has given rise to or may give rise to any Liability to Taxation other than where specific provision reserve or allowance for such Liability to Taxation is provided in the Accounts.

          (c) Each Company and each Subsidiary has paid or otherwise accounted for to the relevant Taxation Authority all Taxation which has become due and payable to that Taxation Authority on or before Closing.

          (d) Without prejudice to the generality of Section 3.20(b) no Event has occurred which has given rise to or may give rise to any Liability to Taxation under section 767A ICTA, sections 132 FA 1988 or section 179, 189, or 191 TCGA either before, on or after the Closing by reason of the Company being associated with any other Company on or before Closing.

          (e) While the parties have acknowledged to each other (without specifically making any representation or warranty to such effect) that approximately $77 million of losses are available to the Company for set-off under section 393(l) ICTA for the purposes of corporation tax against any trading income of its trade after the Closing, the Warrantors represent and warrant that not less than $3 million of such losses are so available as of the Closing.

          (f) All notices, returns, computations, registrations and payments which should have been made by either Company or any Subsidiary for any Taxation purpose have been made within the requisite periods and are up-to-date, correct and on a proper basis and none of them is, or is likely to be, the subject of any dispute with any Taxation Authority.

          (g) None of the Companies or Subsidiaries is involved in any dispute with any Taxation Authority concerning any matter which will adversely affect in any way the liability of either Company or any Subsidiary to Taxation and, so far as the Seller is aware there are no circumstances which are likely to give rise to any such dispute.

          (h) Each of the Companies and Subsidiaries has duly and properly made all Taxation claims, disclaimers, elections and surrenders and given all notices and consents and done all other things in respect of Taxation assumed to have been made in the Accounts and all such claims, disclaimers, elections, surrenders, notices, consents and other things have been accepted as valid by the relevant Taxation Authorities and none has been revoked or otherwise withdrawn.

          (i) Each of the Companies and Subsidiaries has deducted and properly accounted to the appropriate Taxation Authority for all amounts which it has been obliged to deduct in respect of Taxation, has complied fully with all reporting requirements relating to all such amounts and has (where required by the applicable Taxation statute) duly provided certificates of deduction of tax to the recipients of payments from which deductions have been made.

          (j) Without prejudice to the generality of Section 3.21(i), each of the Companies and Subsidiaries has properly operated the Pay As You Earn system, by making deductions, as required by the applicable Taxation statute, from all payments made, or treated as made, to its directors, employees or officers or former directors, employees or officers or any persons required to be treated as such, and accounting to the Inland Revenue for all Taxation so deducted and for all Taxation chargeable on such Company or Subsidiary on benefits provided for its directors, employees or officers, or former directors, employees or officers.

          (k) Each of the Companies and Subsidiaries has complied fully with all reporting requirements, and proper records have been maintained, relating to all payments and benefits made or provided, or treated as made or provided, to its directors, employees or officers or former directors, employees or officers.

          (l) Each of the Companies and Subsidiaries has complied with its obligations relating to the Subcontractors Tax Deduction Scheme.

          (m) Each of the Companies and Subsidiaries has complied fully with all its obligations relating to Class 1 and Class IA National Insurance Contributions, both primary and secondary.

          (n) None of the Companies or Subsidiaries has entered into or been a party to any scheme, arrangement or transaction containing steps or stages inserted for no commercial reason other than avoiding or deferring Taxation or reducing a liability to Taxation.

          (o) Each of the Companies and Subsidiaries is and has at all times been resident in the United Kingdom for the purposes of all Taxation statutes and has not at any time been resident outside the United Kingdom for the purposes of any Taxation statute or any double taxation arrangements and has not at any time been subject to Taxation in any jurisdiction outside the United Kingdom or had a branch outside the United Kingdom or any permanent establishment (as that expression is defined in the respective double taxation relief orders current at the date of this Agreement) outside the United Kingdom.

          (p) Within the period of three (3) years ending on the date of this Agreement there has been no major change in the nature or conduct of a trade or business carried on by either Company or any Subsidiary within the meaning of section 768 ICTA or a change in ownership of either Company or any Subsidiary such that the section 768 or 768A ICTA has been or may be applied to deny relief in respect of trading losses the subject of warranty 3.20(e).

     3.21 Employee Benefit Plans.

          (a) Schedule 3.21 contains a true and complete list of all the schemes ("the Schemes") or agreements for the provision of funding of any relevant benefits (as defined in section 612(1) of the Income and Corporate Taxes Act 1988 ("Taxes Act") but as if the exception contained in that section were omitted) (each a "Pension Scheme") for any of the employees or officers, former employees, or former officers, or their dependants of either Company or any Subsidiary and of any profit sharing, share option, share incentive, bonus, redundancy, severance, disability, life insurance or medical plans relating to such employees, and Shaw and the Seller have caused the Companies to deliver to Purchaser (and enclose with Schedule 3.21) true, correct and complete copies of each Scheme, including without limitation, the Trust Deeds and Rules, all explanatory booklets, announcements containing particulars of benefits and entitlements under each such Scheme and in relation to each Pension Scheme, latest annual reports and accounts, latest actuarial reports and subsequent actuarial advice and details of its present trustees.

          (b) Other than the Schemes listed in Schedule 3.21, no Company or Subsidiary operates and no proposal has been announced to establish any retirement death or disability benefits scheme in relation to its employees or officers or the dependants of such persons and no Company or Subsidiary is paying or is under any moral responsibility or legal obligation to pay or provide any private medical insurance or any pension retirement or disablement or sickness benefit gratuity, disability benefit, benefit in connection with loss of office or employment or any similar benefit, whether by way of a lump sum or otherwise to or in respect of its employees, officers or in respect of any former officer or former employee or a dependant of any such person.

          (c) All contributions, any administrative charges and all actuarial, consultancy, legal and other fees, charges or expenses due under the Schemes which have become payable by either Company or any Subsidiary or by its trustees or by any such employee in relation to the Schemes have been duly and promptly paid and no services have been rendered in respect of it where such an account or invoice has not been rendered.

          (d) Each Pension Scheme is an exempt approved scheme within the meaning of Chapter I of Part XIV of the Taxes Act. There is no reason why such exempt approval may be withdrawn.

          (e) All members of the Pension Schemes employed by either Company or any Subsidiary are listed in Schedule 3.21 together with the current membership category or level applicable.

          (f) All employees of the Companies and the Subsidiaries who are eligible for membership in the Pension Schemes have been offered membership and the Companies or the trustees have an accurate membership and benefits record.

          (g) All lump sum death in service benefits which may be payable under it are fully insured and all premiums due up to the date of this Agreement have been paid.

          (h) The Pension Schemes have, in all respects, at all times been administered in accordance with their governing trusts powers and provisions and the documents constituting and governing them (including all notices and announcements and explanatory literature) and in accordance with applicable law, except where a failure to so administer the Pension Schemes has not had and will not have a Material Adverse Effect.

          (i) So far as the Warrantors are aware, having made suitable inquiry, there are no actions, suits or claims (other than routine claims for benefits) outstanding, pending or threatened by (or in respect of) the employees against the trustees or the Companies or any Subsidiaries.

          (j) So far as the Warrantors are aware, having made suitable inquiry, no report has been made to the Occupational Pensions Regulatory Authority under the provisions of the Pensions Act 1995 by the Actuary or Auditor to the Pension Schemes or any other party, and to the knowledge of the Warrantors neither of the Companies, any Subsidiary nor any trustee of any Pension Scheme is subject to any penalty levied by the Occupational Pensions Regulatory Authority.

          (k) Details of any current or former employees (whether living or deceased) of either Company or any Subsidiary who have been excluded or prevented from participating in any Pension Scheme or arrangement (including without limitation for the provision of death benefits) which either Company or any Subsidiary has sponsored or in which any such employees have participated at any time (including without limitation the Pension Schemes) on the grounds of part-time employment, have been disclosed.

          (l) In relation to each of the pension schemes which are money purchase schemes all contributions which are payable by the Companies and Subsidiaries in accordance with its provisions to secure or provide the benefits for and in respect of its members (including pensioners, deferred pensioners and any other person prospectively or casting entry entitled to benefit under it) and all contributions due from its members have been duly made and the Companies and Subsidiaries have fulfilled other obligations under it; and the benefits which are prospectively and contingently payable under it are solely such as can be provided by the funds available for each of its members.

          (m) In relation to each of the Pension Schemes which are final salary schemes:

               (i) the Warrantors have no reason to believe that the report of the last actuarial valuation and any subsequent actuarial advice was inaccurate or incomplete when given;

               (ii) since the date of the report of the last actuarial valuation and any subsequent actuarial advice the Companies and Subsidiaries and each of the pensionable employees who are obliged to do so have paid contributions to each of the final salary schemes at the rates recommended by the actuary in such valuation or advice and there are no such contributions that have fallen due but are unpaid as of the Closing Date; and

               (iii) no augmentations to existing benefits have been made under it and no additional benefits have been granted.

          (n) In respect of any of the Pension Schemes which are winding up, discontinued or terminated, neither the Companies nor any Subsidiaries have any liability to make any further payments or contributions to such schemes whatsoever.

     3.22 Compliance with Laws. Each Company and Subsidiary has, in the conduct of its respective business, complied with all Laws and Legal Requirements applicable thereto, except where any failure so to comply has not and, on the basis of the facts and circumstances prevailing at the Closing Date, will not have a Material Adverse Effect. Neither Company, any Subsidiary nor any of their respective assets are subject to any judgment, order, writ, injunction, or decree issued by any court or any governmental or administrative body or agency which is outstanding or currently in force and which would have a Material Adverse Effect.

     3.23 Governmental Approvals and Consents. No consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance of this Agreement by Shaw or the Seller or the consummation by Shaw and the Seller of the transactions contemplated hereby.

     3.24 Adequacy of the Company's Assets. The assets of the Companies and the Subsidiaries (including the Intellectual Property to be licensed from Shaw to CI pursuant to the terms of the License Agreement, the availability of the services to be provided by personnel pursuant to the terms of the Personnel Transition Agreement and the goods to be supplied pursuant to the Supply Agreement) include all material rights, properties, interests in properties, and assets used by the Companies and the Subsidiaries to operate the business as presently conducted by the Companies and the Subsidiaries.

     3.25 Products Liability. Except as set forth on Schedule 3.25, neither Shaw, the Seller, either Company nor any Subsidiary has received any notice or claim, and, to the best knowledge of Shaw, the Seller, either Company or any Subsidiary, no claim has been threatened or alleged that any line or category of products manufactured, designed, sold or delivered by either Company or any Subsidiary contains any general defect in manufacture or design or that any product in any such line or category of products of either Company or any Subsidiary is defective in any manner that has resulted in the death of or personal injury to any person or in the substantial risk of death or personal injury.

     3.26 Statutory Restrictions

          (a) No agreement, transaction, practice or arrangement carried on or proposed to be carried on by any Company or Subsidiary (or by any person for whose acts or defaults any Company or Subsidiary may be liable), whether unilaterally or with others, or to which any Company or Subsidiary (or any such person) is or proposes to become a party, and no state of affairs applicable to any Company or Subsidiary (or any such person):

               (i) and which is material in the context of the business of the Companies and the Subsidiaries taken as a whole and is or ought to be or ought to have been registered in accordance with the provisions of the Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the Resale Prices Act 1976 or is or has been the subject of any inquiry, investigation or proceeding under any such legislation;

               (ii) is or has been the subject of an inquiry, investigation, reference or report under the Fair Trading Act 1973 (or any other legislation relating to monopolies or mergers) or the Competition Act 1980 and which had or may have a Material Adverse Effect;

          (b) Neither Company nor any Subsidiary has

               (i) made or threatened to make any formal complaint against any other person to any relevant authority under any law or legislation referred to in this Section 3.26; and

               (ii) given any assurance or undertaking to the Restrictive Practices Court, the Director General of Fair Trading, the Secretary of State for Trade and Industry, the Commission or Court of First Instance or Court of Justice of the European Union, or any other court, person or body, which is outstanding or which has not yet been complied with in full.

     3.27 Corporate and Other Records.

          (a)  The  records,   systems  and  information  of  each  Company  and
     Subsidiary and the means of access to them are in all material respects exclusively owned by each of them and under their direct control.

     3.28 Computers.

          (a) The Computer Equipment and the Computer Software (and each part of it) has in all material respects functioned adequately since its was installed.

          (b) All licenses, maintenance agreements, escrow agreements and development agreements relating to Computer Software to which either of the Companies or the Subsidiaries are a party that are material to the operations of the Companies or the Subsidiaries are attached to Schedule 3.28.

          (c) Neither the Computer Equipment nor the Computer Software is used by any of the Companies or the Subsidiaries to hold or process any data other than in manner authorized by the Companies' or the Subsidiaries' current registration entry under the Data Protection Act 1994 and a copy of such registration entry is attached to Schedule 3.28.

          (d) Neither Company nor any of the Subsidiaries are a party to a facilities management agreement (whether as a provider or a recipient of services) nor is either Company or any of the Subsidiaries a subscriber to or provider of bureau, out sourcing or similar services.

     3.29 Insolvency.

          (a) To the Knowledge of the Warrantors, no petition has been received, no order has been made and no resolution has been passed for the winding-up of the Companies or any Subsidiary, no administrative receiver, receiver and/or manager has been appointed of the whole or any part of the property of any of the Companies or any Subsidiary, no administration order has been made appointing an administrator in respect of any of the Companies or Subsidiaries and no petition has been received for an administration order in respect of any of the Companies or Subsidiaries.

          (b) No voluntary arrangement has been approved under Part I Insolvency Act 1986 and no compromise or arrangement has been sanctioned under section 425 of the Act in respect of any of the Companies or Subsidiaries.

          (c) No distress, execution or other process which remains undischarged has been levied on the assets of any of the Companies or Subsidiaries which would have a Material Adverse Effect, neither Company nor any Subsidiary has stopped the payment of its debts or received a written demand pursuant to section 123(1)(a) Insolvency Act 1986 and none of them are unable to pay their debts within the meaning of section 123 Insolvency Act 1986 (excluding subsection (2) thereof) nor could it be deemed that any of them are unable to pay their debts within the meaning of section 123 Insolvency Act 1986.

          (d) No disqualification order has at any time been made pursuant to the provisions of the Company Directors Disqualification Act 1986 against any person who is now an officer or employee of any of the Companies or Subsidiaries.

          (e) There are no facts known to the Warrantors which could give rise to any of the events or circumstances referred to in this Section 3.29.

     3.30 Other Business Matters.

          (a) During the twelve (12) months ended on the date of this Agreement no substantial customer or supplier of either Company or any Subsidiary has ceased or substantially reduced its business with either Company or any Subsidiary the effect of either or both of which would have a Material Adverse Effect, and no indication has been received by the Seller, Shaw, the Companies or the Subsidiaries that there will or may be any such change, cessation or reduction.

          (b) Neither of the Companies nor any of the Subsidiaries carries on business under or use on its letterhead, sales material, invoices or vehicles or otherwise any name other than its own corporate name or any name or any appearing in Schedule 3.1 hereto as being a name under which it does business and to the Knowledge of the Warrantors there are no circumstances which might prevent either Company or any Subsidiary from continuing to carry on business under any such name.

          (c) To the Knowledge of the Warrantors, in the last twelve (12) months no code of practice has been issued by any government department, association or similar body which relates to either Company's or any Subsidiary's business non-compliance with which would or may have a Material Adverse Effect.


     3.31 Financing and Working Capital.

          (a) None of the Companies or the Subsidiaries have engaged in any borrowing or financing not required to be reflected in its statutory accounts.

          (b) Except as set out in Schedule 3.31 no person other than any of the Companies or the Subsidiaries has given any guarantee of or security for any overdraft, loan or other financial facility granted to any of the Companies or the Subsidiaries.

          (c) There is no Security Interest over any of the assets of any of the Companies or the Subsidiaries other than a Permitted Security Interest.

          (d) None of the Companies or the Subsidiaries have applied for or received any grant, subsidy, payment or allowance from any government, authority, body or agency (whether supra-national, national, regional or local) which may at any time be or become repaid or repayable in such a way as to have a Material Adverse Effect.

     3.32 Correctness of Representations. No representation or warranty of Shaw or the Seller in this Agreement and no information or statement contained in any certificate, or Schedule (including the General Disclosures on Schedule 3.0, save and except paragraph (h) of such Schedule) of the Warrantors attached hereto or furnished by or on behalf of the Warrantors in connection herewith, contains any untrue statement of material fact or omits to state any fact necessary in order to make the statements contained therein not misleading in any material respect in the context in which given.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Shaw and the Seller as follows:

     4.1 Organization and Qualification. Purchaser is a corporation duly organized and validly existing under the laws of England and does not have any permanent business establishment outside the United Kingdom.

     4.2 Authority. Purchaser has full power and authority to enter into this Agreement and each of the other Acquisition Documents to which it is a party and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each of the other Acquisition Documents to which Purchaser is a party have been duly and validly authorized and approved by all necessary action on the part of Purchaser. This Agreement and each of the other Acquisition Documents to which Purchaser is a party are the legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by the exercise of judicial discretion in accordance with equitable principles. Neither the execution and delivery by Purchaser of this Agreement or any of the other Acquisition Documents to which Purchaser is a party nor the consummation by Purchaser of the transactions contemplated hereby or thereby will (i) violate Purchaser's Articles of Association, (ii) violate any provisions of law or any order of any court or any governmental unit to which Purchaser is subject, or by which its assets are bound, or (iii) conflict with, result in a breach of, or constitute a default under any mortgage, lease, agreement, or other instrument to which Purchaser is a party or by which its assets or properties are bound.

     4.3 Litigation. There is no suit, action, proceeding, claim or investigation pending, or to Purchaser's Knowledge threatened, against Purchaser that would affect the consummation of the transactions contemplated herein or have a material adverse effect on Purchaser, its business or its assets.

     4.4 Brokers and Finders. Neither Purchaser nor any affiliate of Purchaser has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by the Acquisition Documents.

     4.5 Governmental Approvals and Consents. Except for the filing pursuant to the Restrictive Trade Practices Act 1976 and the approval of the U.K. Panel on Takeovers and Mergers, no consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance by Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

     4.6 Correctness of Representations. No representation or warranty of Purchaser in this Agreementand no information or statement contained in any certificate, or Schedule by the Purchaser attached hereto or furnished by or on behalf of the Purchaser in connection herewith contains, any untrue statement of material fact or omits to state any fact necessary in order to make the statements contained therein not misleading in any material respect in the context in which given.

     4.7 Knowledge of Seller's Breach. Purchaser does not know of any matter or circumstances which would constitute a breach by Shaw or Seller of any of the warranties set out in Article 3 of this Agreement or of any matter which, with the passing of time would be reasonably likely to give rise to a claim against Shaw or the Seller pursuant to the provisions of this Agreement. For purposes of this Agreement, the knowledge of any member of Management shall not be attributed to Purchaser.

                                    ARTICLE 5
                        COVENANTS OF SHAW AND THE SELLER

     5.1 Covenant Not to Compete.

          (a) Shaw and the Seller each covenant and agree with Purchaser that, for a period of five (5) years following the Closing Date, neither Shaw nor the Seller will (i) own, manage, operate, join or control, or participate in the ownership, management, operation or control of, any business or enterprise, whether in corporate, proprietorship or partnership form or otherwise, which manufactures tufted carpet and which has one or more significant manufacturing facilities located in the United Kingdom and/or the Republic of Ireland, (ii) entice, or seek to solicit or entice, away from the Companies or Purchaser, Ralph J. Boe, Archie Barfield or any other person employed by the Companies at the Closing Date or at any time during the period of three (3) months immediately preceding the Closing Date, or
     (iii) employ Ralph J. Boe or Archie Barfield, provided, however, the covenants and agreements contained in this Section 5.1 shall not be deemed or construed to prevent or prohibit Shaw from employing Ralph J. Boe at any time after the second anniversary of the date hereof if such employment has been solicited by Ralph J. Boe without any enticement or solicitation from Shaw or any Affiliate thereof.

          (b) Shaw and the Seller each acknowledge and agree that the covenant and agreement set forth in Section 5.1(a) above is made and given in connection with the transfer to Purchaser, through the transfer of the Shares, of the business (including the goodwill associated therewith) of the Companies and the Subsidiaries, and that such covenant and agreement is reasonable and is necessary to protect and to preserve unto the Purchaser the benefit of such business and the goodwill associated therewith. Shaw and the Seller each further acknowledge and agree that great loss and damage would be suffered and incurred by Purchaser, the Companies and the Subsidiaries if either Shaw or the Seller should breach such covenants and agreement, and that, in addition to all other remedies that are available to Purchaser at law or in equity, the Purchaser shall be entitled to seek both preliminary and permanent injunctive relief in order to prevent a breach or contemplated breach by Shaw or Seller of such covenant and agreement.

                                    ARTICLE 6
                                MUTUAL COVENANTS

     6.1 Further Mutual Covenants. Purchaser, Shaw and the Seller shall each take all actions contemplated by this Agreement, and do all things reasonably necessary to effect the consummation of the transactions contemplated by this Agreement. Each party shall promptly notify each of the other parties of any action, suit, or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement.

     6.2 RTPA Suspensory Section. If this Agreement or any wider arrangement of which it forms part constitutes an agreement, particulars of which are required to furnished to the Director General of Fair Trading pursuant to Section 24 Restrictive Trade Practices Act 1976, then none of the parties shall give effect to or enforce or purport to enforce any restriction by virtue of which the Agreement (or wider arrangement) is subject to registration until the day after relevant particulars have been duly furnished in accordance with Section 24 of that Act.

                                    ARTICLE 7
                              PUBLIC ANNOUNCEMENTS

     7.1 Public Announcements. Shaw and the Purchaser will consult with each other before issuing any press releases or otherwise making any public statements or filings with governmental entities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with governmental entities prior to such consultation and shall modify any portion thereof if the other party reasonably objects thereto, unless the same may be required by any applicable law.

                                    ARTICLE 8
                                 INDEMNIFICATION

     8.1 Definitions.

          For the purposes of this Article:

               (a)   "Indemnification    Claim"   shall   mean   a   claim   for
          indemnification hereunder.

               (b)  "Indemnitee"   shall  mean  the  party  or  parties  seeking
          indemnification hereunder.

               (c) "Indemnitor" shall mean the party or parties against whom indemnification hereunder is sought.

               (d) "Indemnitor Representative" shall mean Shaw in the case of an Indemnification Claim asserted by the Purchaser, and Purchaser in the case of an Indemnification Claim asserted by Shaw or the Seller.

               (e) "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, fines, judgments, costs, damages (including special and consequential damages), liabilities, ), costs, removal and remediation requirements and expenses, including without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses. "Losses" shall not include any liability, demand, claim, action or course of action which is contingent only unless and until such contingent liability becomes an actual liability.

               (f) "Third Party Claim" shall mean any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit, or investigation, assessment or determination by any taxing authority) that is instituted against the Indemnitee which, if prosecuted successfully, would result in a Loss for which the Indemnitee is entitled to indemnification hereunder.

     8.2 Agreement of the Indemnitors to Indemnify.

               (a) Subject to the terms and conditions of this Article 8, Shaw and Seller, jointly and severally, agree to indemnify, pay and hold harmless the Purchaser from, against, for and in respect of any and all Losses paid, suffered or incurred by the Purchaser, either Company or any Subsidiary , and resulting from, based upon, or arising out of:

                    (i) the breach of any representation or warranty of Shaw and the Seller contained in or made pursuant to Article 3 of this Agreement, other than the representations and warranties contained in Section 3.14, or in any certificate furnished by Shaw or the Seller in connection herewith or therewith;

                    (ii) a breach of or  failure  to  perform  any  covenant  or agreement of Shaw or the Seller made pursuant to this Agreement;

                    (iii) any  deduction  or  withholding  made from any payment made by Shaw or the Seller under this Agreement (ignoring any available Relief as defined in Section 3.20) or any Taxation payable by the Purchaser in respect of any payment by Shaw or the Seller under this Agreement;

                    (iv) the transactions described in Section 2.2(d), including, without limitation, the execution and delivery by CI of the GHL Loan Agreement, the GHL Loan Notes, the GHL Security Interests, the Assignment, the GHL Security Trust Deed, the Deed of Adherence, the Loan Transfer Note;

                    (v) any Environmental Liability;

                    (vi) any liability of CI to Georgia Holdings Limited arising under or pursuant to that certain Asset Purchase Agreement, dated February 7, 1997, between CI and Georgia Holdings Limited relating to the sale of the business and assets of Youghal Carpet Yarns, save and except any liability under Section 19 thereof; and

                    (vii) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 8.2(a).

               (b) Subject to the terms and conditions of this Article 8, Purchaser agrees to indemnify, pay and hold harmless Shaw and the Seller and, in respect of subparagraph (b)(iii) below, any Affiliate of Shaw from, against, for and in respect of any and all Losses paid, suffered or incurred by Shaw or the Seller and, in respect of subparagraph (b)(iii) below, any Affiliate of Shaw, and resulting from, based upon, or arising out of:

                    (i) the breach of any representation or warranty of Purchaser contained in or made pursuant to Article 4 of this Agreement or in any certificate furnished by Purchaser in connection herewith or therewith;

                    (ii) a breach of or  failure  to  perform  any  covenant  or agreement of Purchaser made pursuant to this Agreement;

                    (iii) the  failure of CI to procure  the release of Shaw and any Affiliate of Shaw from their respective obligations under or with respect to the Guarantees; and

                    (iv) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 8.2(b).


     8.3 Procedures for Indemnification.

          (a) An Indemnification Claim shall be made by the Indemnitee by delivery of a written notice to the Indemnitor Representative requesting indemnification and specifying the basis on which indemnification is sought and the amount of Losses claimed and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as the Indemnitee shall have concerning such Third Party Claim.

          (b) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 8.4 hereof shall be observed by the Indemnitee and the Indemnitor Representative.

          (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor Representative shall have sixty (60) days to object to such Indemnification Claim by delivery of a written notice of such objection to the Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor Representative, and the Indemnification Claim shall be paid in accordance with Section 8.3(d) hereof. If an objection is timely interposed by the Indemnitor Representative, and the dispute is not resolved by the Indemnitee and the Indemnitor Representative within forty-five (45) days from the date the Indemnitee receives such objection or such longer period as the Indemnitee and Indemnitor Representatives may agree, such dispute shall be resolved by arbitration as provided in Article 9 of this Agreement.

          (d) Upon determination of the amount of an Indemnification Claim whether by agreement between the Indemnitor Representative and the Indemnitee or by an arbitration award or by any other final adjudication, the amount of such Indemnification Claim shall be paid within ten (10) days of the date such amount is determined. If the Indemnitor responsible for payment of such Indemnification Claim is Purchaser, such payment shall be made by wire transfer by Purchaser to Shaw. If the Indemnitors responsible for payment of such Indemnification are Shaw and the Seller, such payment shall be made by wire transfer by Shaw to Purchaser.

     8.4 Third Party Claims. The obligations and liabilities of the Indemnitee and Indemnitor hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

          (a) The Indemnitee seeking indemnification for such Third Party Claim shall give the Indemnitor Representative written notice of the Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and, subject to Section 8.4(b) below, the Indemnitor Representative may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee, and in relation to any Third Party Claim involving any tax authority no action shall be taken by the Indemnitor Representative without the prior written consent of the Indemnitee (not to be unreasonably withheld or delayed). The failure of the Indemnitee to notify the Indemnitor Representative of such claim shall not relieve the Indemnitor of any liability that the Indemnitor may have with respect to such claim except to the extent the Indemnitor is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitor Representative shall not be an acknowledgment of the obligation of the Indemnitor to indemnify such Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitor Representative fails or refuses to undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been given to the Indemnitor Representative by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 8.3 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

          (b) Notwithstanding the foregoing, if, in the reasonable opinion of the Indemnitee after consultation with the Indemnitor Representative, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which is reasonably expected to have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee or the relationship of CI or Kosset with any tax authority), other than as a result of money damages or for which it would be entitled to indemnification hereunder the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnitor Representative, and the reasonable costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnitor hereunder. If the Indemnitee elects to exercise such right, the Indemnitor Representative shall have the right to participate in fully (by way of consultation, the ability to make representations or otherwise), but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

          (c) No settlement of a Third Party Claim involving the asserted liability of the Indemnitor under this Article 8 shall be made without the prior written consent by or on behalf of the Indemnitor Representative, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of 10,000 pound sterling or less where the Indemnitor Representative has not responded within ten (10) days of notice of a proposed settlement. If the Indemnitor Representative assumes the defense of such a Third Party Claim, (i) no compromise or settlement thereof may be effected by the Indemnitor Representative without the Indemnitee's consent (not to be unreasonably withheld or delayed) unless (A) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (B) the sole relief provided is monetary damages that are paid in full by the Indemnitor, and (C) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (ii) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent (not to be unreasonably withheld or delayed).

          (d) In connection with the defense, compromise or settlement of any Third Party Claim, the Indemnitee and the Indemnitor Representative shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by such Indemnitee or Indemnitor Representative and, as may reasonably be related to any such Third Party Claim, shall provide access to the counsel, accountants and other representatives of such Indemnitee or Indemnitor during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such Indemnitee or Indemnitor and will furnish to such Indemnitee or Indemnitor copies of all such documents as may reasonably be requested (certified, if requested).

     8.5 Other Rights and Remedies. The rights of Purchaser under this Article 8 are the sole and exclusive rights and remedies of the Purchaseras to Shaw and the Seller for the breach of any representation or warranty of Shaw and the Seller contained in Article 3 of this Agreement or in any certificate furnished by Shaw and the Seller in connection herewith, or for the failure of Shaw or the Seller to perform any agreement, covenant or undertaking required by the terms hereof to be performed by Shaw or the Seller. The rights and remedies of Shaw and the Seller under this Article 8 are the sole and exclusive rights and remedies of such parties for the inaccuracy or breach of any representation and warranty of Purchaser contained in Article 4 of this Agreement, or in any certificate, furnished by Purchaser in connection herewith, or for the failure of Purchaser to perform any agreement, covenant or undertaking required by the terms hereof to be performed by Purchaser.

     8.6 Duration. The indemnification rights of the Purchaserfor Losses resulting from a breach of representations and warranties of the Warrantors contained in this Agreement or any certificate or covenants to be performed at or prior to Closing (other than for Taxation, employee benefit, environmental matters and "Shaw Transaction Warranties" and "Purchaser Transactional Warranties," as hereafter defined) is subject to the condition that the

Indemnitor Representative shall have received written notice of the Losses for which indemnity is sought on or prior to July 1, 1999 fifteen (15) months from the date hereof. The indemnification rights of the Purchaser for Losses resulting from a breach of representations and warranties of the Warrantors related to environmental matters as set forth in Section 3.14 and in respect of indemnity for Environmental Liabilities set forth in Section 8.2(a)(v) are subject to the condition that the Indemnitor Representative shall have received written notice of the Losses for which indemnity is sought within three (3) years of the Closing Date. The indemnification rights of the Purchaser for Losses resulting from a breach of representations and warranties of the Warrantors that are related to Taxation or employee benefit matters as set forth in Sections 3.20 and 3.21 are subject to the condition that the Indemnitor Representative shall have received written notice of the Losses for which indemnity is sought prior to the expiration of seven (7) years from the Closing Date. The indemnification rights of the Purchaser for Losses resulting from a breach of any representation and warranty of the Warrantors with respect to title to the Shares or the authority of Shaw or the Seller to enter into and perform this Agreement (collectively, "Shaw Transactional Warranties") or for Losses resulting from a breach of any covenant or agreement contained herein to be performed following the Closing shall be effective for all purposes hereunder for seven (7) years following the Closing. The indemnification rights of Shaw or Seller for Losses resulting from a breach of any representation and warranty of Purchaser contained in this Agreement or any certificate or any covenant to be performed at or prior to the Closing is subject to the condition that the Indemnitor Representative shall have received notice of the Losses for which indemnity is sought on or prior to the second anniversary of the Closing Date, provided that indemnification rights of Shaw or Seller for Losses resulting from a breach of any representation or warranty of Purchaser with respect to the authority of Purchaser to enter into and perform this Agreement ("Purchaser Transactional Warranties") or for Losses resulting from a breach of any covenant or agreement contained herein to be performed after the Closing shall be effective for all purposes hereunder for seven (7) years following the Closing.

     8.7 Limitations.

          (a) The Indemnitor shall be obligated to indemnify the Indemnitee only when the aggregate of all Losses suffered or incurred by the Indemnitee as to which a right of indemnification is provided under this Article 8 exceeds two hundred fifty thousand dollars ($250,000)) (the "Threshold Amount"). After the aggregate of all Losses suffered or incurred by the Indemnitee exceeds the Threshold Amount, the Indemnitor shall be obligated to indemnify the Indemnitee only for all such Losses in excess of the Threshold Amount. The limitation in this Section 8.7(a) shall not apply to the obligation of Shaw and Seller to indemnify Purchaser as provided in
     Section 8.2(a)(vi).

          (b) The Indemnitor shall not be liable for damages in excess of the actual damages suffered by the Indemnitee as a result of the act, circumstance, or condition for which indemnification is sought. The liability of the Indemnitor with respect to any Indemnification Claim shall be reduced by the tax benefit actually realized and by any insurance proceeds received by the Indemnitee as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitee as a result of such Losses or as a result of the receipt of any payment in respect of such Indemnification Claim hereunder. The amount of such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses or payment, and shall otherwise be determined so that payment by the Indemnitor of the Indemnification Claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based and with respect to the indemnification payment received with respect to such Indemnification Claim. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in Article 9 of this Agreement.

          (c) In no event shall the obligations of Shaw and Seller to indemnify the Purchaser under this Agreement exceed (i) eight million ($8,000,000) dollars for all Losses for which a claim for indemnification is asserted on or prior to July 1, 1999 and thereafter (ii) five million ($5,000,000) dollars, less the aggregate amount of claims for Losses asserted during the period from the date hereof to July 1, 1999 three year period following the date hereof (but not more than five million ($5,000,000) dollars, for all Losses for which a claim is asserted after July 1, 1999 and prior to the seventh anniversary of the date hereof), provided that such limitations shall not apply to the obligation of Shaw and Seller to indemnify Purchaser with respect to the Shaw Transactional Warranties or as provided in Section 8.2(a)(vi). In no event shall the obligations of Purchaser to indemnify Shaw or Seller under this Agreement exceed five million ($5,000,000) dollars, provided that such limitation shall not apply to the obligation of Purchaser to indemnify Shaw and Seller with respect to the Purchaser Transactional Warranties or as provided in Section 8.2(b)(iii).

     8.8 Cooperation. Shaw, the Seller and Purchaser shall cooperate with each other in all reasonable respects in connection with the defense of any claim, including making available records relating to such claim and furnishing, without expense, management employees of the party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as a witness in any proceeding relating to such claim; provided, however, that the foregoing right to cooperation shall not be exercisable by one party in such a manner as to interfere unreasonably with the normal operations and business of the other party.

     8.9 Survival of Representations and Warranties. All of the representations and warranties of the parties set forth in Articles 3 and 4 of this Agreement, and in any certificate delivered pursuant to this Agreement, shall survive the consummation of the transactions provided for herein for such period of time as a claim for indemnification for breach of any such representation and warranty may be made as provided in Section 8.6 above, and shall not be extinguished by the consummation of such transaction.

     8.10 Mitigation of Losses. Any Indemnitees hereunder shall take such action as shall be commercially reasonable to mitigate and lessen any loss for which indemnification is sought hereunder.

     8.11 Acts Relating to Environmental Liabilities. Ffollowing the Closing Date, neither the Purchaser nor CI will take any action with respect to the investigation, monitoring, clean-up or remediation of any Relevant Substance located on, at or under or relating to the Property or the resolution of any claim asserted by a third party or governmental authority that constitutes or may give rise to an Environmental Liability (each a "Post-Closing Environmental Matter") unless (A) the Purchaser or CI is required to do so by an order of a governmental authority, or (B) Purchaser or CI shall have received written advice of its legal counsel that the failure to take such action will subject the Purchaser or CI to material fines, penalties or other like charges or is likely to materially increase the Environmental Liability to which the Purchaser or CI may be subject, or (C) the Purchaser or CI shall have received written advice of Purchaser's environmental consultant that the failure to take action is likely to materially increase the level of contamination by Relevant Substance on, at or under or relating to any Property or is likely to materially increase the Environmental Liability to which the Purchaser or CI may be subject and (D) in any of the circumstances described in clauses (A), (B) or (C) Purchaser or CI shall have notified Shaw as provided in Section 8.4(a) and afforded to Shaw the right, pursuant to 8.4(a), to undertake the handling or resolution of such Post-Closing Environmental Matter as if the same were the subject of a Third Party Claim. Thereafter the parties shall have such rights and obligations with respect to the Post-Closing Environmental Matter as if the same were a Third Party Claim notwithstanding that the same may not have arisen as a claim asserted by a third party (including a governmental authority). Neither the Purchaser nor CI shall be required to appeal any order of any governmental authority requiring the taking of any such action or otherwise to contest any proceeding relating to such matter (whether instituted by a governmental authority or private party) in any way that the Purchaser or CI, in their sole good faith judgement, believe to be commercially unreasonable, unnecessary or an inappropriate use of Purchaser's or CI's assets prior to giving such notice. The Purchaser agrees that it shall not solicit or importune any governmental authority to require or perform any investigation, remedial action, correction of noncompliance or other action unless required by an Environmental Law, governmental authority, court order or third party settlement agreement. Nothing herein contained shall limit or restrict CI with respect to, or remove from CI the right to control, the correction of environmental conditions on, at or under the Property (whether or not such conditions constitute a violation of applicable Environmental Law) where neither Purchaser nor CI intend to seek or do seek indemnification from Shaw pursuant to Section 8.2(a)(v) with respect to such environmental condition.

     8.12 Subrogation. To the extent that Indemnitor shall pay or reimburse an Indemnitee in respect of Losses hereunder, the Indemnitor shall be subrogated to the rights of such Indemnitee, of any, with respect to the claim, suit, proceeding or matter for which such Losses are paid or reimbursed. In such event, the Indemnitee shall, at Indemnitor's reasonable request, cooperate with Indemnitor, at Indemnitor's expense, and take all reasonable actions to vest in Indemnitor such rights of subrogation.

                                    ARTICLE 9
                                   ARBITRATION

     9.1 Arbitration. The parties agree that any dispute between or among them arising out of or based upon this Agreement (other than a dispute arising out of or based upon Section 5.1 hereof as to which the Purchaser shall have all rights and remedies available to it at law or in equity with respect to breach or contemplated breach thereof by Shaw or the Seller), shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by Shaw and a Purchaser in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in the metropolitan Atlanta, Georgia area as may be specified by the arbitrator or any place agreed to by Shaw, the Purchaser and the Arbitrator. The decision of the arbitrator shall be final and binding as to any matter submitted under this Agreement; provided, however, that if necessary, such decision and satisfaction procedure may be enforced in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorney's fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such cost and expense shall be borne equally by Shaw and the Seller as one party and the Purchaser as the other party. If the decision of the arbitrator is a compromise, the determination of which party or parties bears the cost and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the party's position.

     9.2 Jurisdiction. Solely for purposes of enforcing the award of any arbitrator(s) and for matters relating to Section 5.1 hereof, any judicial proceeding, legal or equitable, which may be brought against a party and involving this Agreement or any Acquisition Document shall be brought in any court of competent jurisdiction, state, federal or otherwise, in the State of Georgia (the "Jurisdictional Courts"), and by execution and delivery of this Agreement, each party irrevocably and unconditionally (i) accepts for itself and its properties the exclusive jurisdiction and venue of the Jurisdictional Courts and (ii) agrees to be bound by any judgment as to it or its properties rendered by the Jurisdictional Courts and involving this Agreement or any Acquisition Document or any other related document. Without limiting the foregoing, each party hereby irrevocably and unconditionally waives, and agrees not to use as a defense, to the fullest extent permitted by applicable law (x) any objection which it may now or hereafter have to the laying of jurisdiction or venue in the Jurisdictional Courts (including any defense that it is not personally subject to the jurisdiction or venue of the Jurisdictional Courts) and (y) any claim that any such forum is an inconvenient forum.

                                   ARTICLE 10
                               GENERAL PROVISIONS

     10.1 Fees and Expenses. Except as specifically provided in this Agreement, the Purchaser, Shaw and the Seller each shall pay their respective fees and expenses in connection with the transactions contemplated by this Agreement.

     10.2 Notices. All notices, request, demands, and other communications hereunder shall be in writing (which shall include communications by telex and telecopy) and shall be delivered (a) in person or by courier or overnight service, (b) mailed by first class registered or certified mail, postage prepaid, return receipt requested, or (c) by facsimile transmission, as follows:

          (a) If to Shaw or the Seller:

                           Shaw Industries, Inc.
                           616  East Walnut Avenue
                           Dalton, Georgia  30721
                           Attention:  President
                           Telephone:   (706) 278-3812
                           Facsimile:   (706) 275-1442


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

                  with a copy (which shall not constitute notice) to:

                           Ben Laughter, Esq.
                           Vice President and General Counsel
                           Shaw Industries, Inc.
                           616  East Walnut Avenue
                           Dalton, Georgia  30721
                           Telephone:   (706) 275-1018
                           Facsimile:   (706) 275-1442

                  (b)      If to Purchaser:

                           Carpet Holdings Limited
                           c/o CGW Southeast Partners III, L.P.
                           Twelve Piedmont Center, Suite 210
                           Atlanta, Georgia  30305
                           Attention:   Bart A. McLean
                           Telephone:   (404) 816-3255
                           Facsimile:   (404) 816-3258

                  with a copy (which shall not constitute notice) to:

                           Alston & Bird
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia  30309
                           Attention:   Sidney J. Nurkin, Esq.
                           Facsimile:   (404) 881-7777

or to such other address as the parties hereto may designate in writing to the other in accordance with this Section 10.2. Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by facsimile transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

     10.3 Assignment; Binding Effect. (a) At the Closing, Purchaser may assign all of its rights to be indemnified as provided in Article 8 to any lender or lenders providing financing to Purchaser or either Company subject to all of the provisions hereof and all rights, remedies and defenses that Shaw or the Seller could assert against Purchaser. After the Closing, Purchaser may not assign its interest in this Agreement to any person or entity.

     10.4 No Benefit to Others. The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the parties hereto, and in the case of Article 8 hereof, the Purchaser and they shall not be construed as conferring any rights on any other persons.

     10.5 Headings, Gender, and "Person". All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

     10.6 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

     10.7 Integration of Agreement. This Agreement supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge, or termination is sought.

     10.8 Time of Essence. Time is of the essence in this Agreement.

     10.9 Governing Law. This Agreement shall be construed under the laws of the State of Georgia, United States of America.

     10.10 Partial Invalidity. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     10.11 Investigation. Any inspection, preparation, or compilation of information or Schedules, or audit of the inventories, properties, financial condition, or other matters relating to the Companies and the Subsidiaries conducted by or on behalf of Purchaser pursuant to this Agreement shall in no way limit, affect, or impair the ability of Purchaser to rely upon the representations, warranties, covenants, and agreements of Shaw and the Company set forth herein. Disclosure made in any Schedule shall be a valid and effective disclosure for all purposes relating to this Agreement, provided however, no disclosure contained in any Schedule shall be deemed to qualify or limit, or in any respect constitute disclosure with respect to, Section 3.20 or any representation or warranty contained therein unless such disclosure specifically refers to the representation and warranty contained in Section 3.20 intended to be so qualified or limited or with respect to which disclosure is intended.

                                   ARTICLE 11
                                   DEFINITIONS

     In addition to terms defined in the body of this Agreement, capitalized terms used herein shall have the meanings set forth below:

     "Accounting Date" means December 31, 1997.

     "Accounting Standards" means the statements of standard accounting practice referred to in section 256 of the Companies Act 1985 issued by the Accounting Standards Board or such other body as may be prescribed thereunder by the Secretary of State from time to time, including, without limitation, the statements of standard accounting practice formerly issued by the Accounting Standards Committee and since adopted by the Accounting Standards Board and any financial reporting standards issued by the Accounting Standards Board or such other body as aforesaid.

     "Accounts" means the audited accounts of each Company and Subsidiary for the financial year which ended on the Accounting Date, comprising in each case a balance sheet, a profit and loss account, notes and directors' and auditors' reports, prepared by Arthur Andersen.

     "Accounts Receivable" means all accounts, notes and other receivables of the Company.

     "Affiliate" (whether or not capitalized in this Agreement) means with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, such person.

     "Computer Equipment" means all computer hardware, microprocessors (whether embedded in a computer or any other piece of equipment) associated and peripheral equipment and firmware and any other items that connect with any or all of them which in each case are used in any of the Companies' or the Subsidiaries' business as at the date of this Agreement.

     "Computer Software" means all computer software owned or used by any of the Companies or the Subsidiaries which is material to the conduct of the business as carried on by either Company or the Subsidiaries as at the date of this Agreement.

     "Contract" means any agreement whether conditional or unconditional which imposes legally binding obligations on either Company or any Subsidiary.

     "Environmental Liability" means any obligation or liability of the Companies or any Subsidiary incurred in connection with compliance or attempted compliance with Environmental Laws, (including the reasonable costs of investigation, monitoring, clean-up or remediation of Relevant Substances), and any obligation or liability of the Companies or any Subsidiaries to any governmental agency or authority or to third parties arising out of or based upon any Environmental Activity, in each case only to the extent such liability or obligation arises from events, conditions or issues occurring or existing on or before Closing. Notwithstanding the foregoing, "Environmental Liability" shall not include (i) any and all consequential losses and liabilities of whatever nature, including without limitation, any reduction or diminution in the value of any Property, the business or the assets of the Companies or any Subsidiaries, (ii) any liability or obligation which is contingent only unless and until such contingent liability becomes an actual liability, or (iii) any liability or obligation with respect to any of the matters specifically identified in Schedule 3.14 as constituting existing violations of existing Environmental Law or requiring immediate remedial action.

     "Equipment" means all machinery, equipment, tools, computers, terminals, computer equipment, office equipment, business machines, telephones and telephone systems, parts, accessories, and the like, wherever located, and any and all warranties of third parties with respect thereto.

     "Furniture and Fixtures" means all furniture, fixtures, and leasehold improvements wherever located, and any and all assignable warranties covering such furniture, fixtures, and leasehold improvements owned by the Company or in which the Company has an interest.

     "GHL Loan Agreement" means the dollar denominated loan agreement dated February 7, 1997 made between (1) CI and (2) Georgia Holdings Limited pursuant to which CI procured Shaw to make an advance of $1,531,566 to Georgia Holdings Limited.

     "GHL Loan Notes" means $1,468,434 of secured loan notes created by Georgia Holdings Limited by an instrument dated February 7, 1997.

     "GHL Security Interests" means a fixed and floating charge created by Georgia Holdings Limited dated February 7, 1997 to secure the repayment of all amounts due and payable pursuant to the GHL Loan Agreement and the GHL Loan
Notes together with a trust deed February 7, 1997 pursuant to which CI was appointed as security trustee.

     GHL Security Trust Deed" means the trust deed dated February 7, 1997 referred to in the definition of "GHL Security Interests".

     "Intellectual Property" means all patents, designs, art work, labels, designs, specifications, designs-in-progress, formulations, Know-How, prototypes, inventions, trademarks, trade names, trade styles, service marks, and copyrights; all registrations and applications therefor, both registered and unregistered, foreign and domestic; all trade secrets, technology or processes; all computer software (including documentation and related object and, if applicable, source codes); and all confidential or proprietary information and all other intellectual or industrial property rights whether or not the same are subsisting in the United Kingdom or any other part of the world together with all or any goodwill relating or attached thereto and all renewals or extensions thereto.

     "Inventory" means all raw materials, work-in-progress, finished goods, goods held for resale, spare parts, waste materials, scrap, samples, promotional literature, and supplies wherever located.

     "Know-How" means all know-how, confidential information, trade secrets experience, drawings, designs, source code, programmer's notes, flow charts, other technical information and information used by any of the Companies or the Subsidiaries in carrying on its business in the manner in which it was carried on immediately prior to Closing, including the benefit of obligations of confidentiality in relation thereto however arising;

     "Knowledge of the Warrantors" and words of similar import, including "aware," mean an actual awareness of a fact or other matter (without the making of any independent inquiry or investigation of any person, firm. corporation, unincorporated association, agency, governmental or quasi-governmental department or authority) of the executive officers of Shaw and Archie Barfield, Roy Montag (with respect to human resource matters), and Michael Kennedy (with respect to financial and administrative matters).

     "Laws"  means  all  or any  applicable  law  (whether  criminal,  civil  or administrative), common law, judgment, court order, statute, statutory instrument, regulation, directive, European Community decision (insofar as legally binding), bye-law, treaty, government circular, or instruction or decision of any competent regulatory body;

     "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, or treaty.

     "Material Adverse Effect" means a material adverse effect on the business or financial condition of the Companies and the Subsidiaries, taken as a whole.

     "Permits"   means,  to  the  extent   permitted  under  applicable  law  or
regulation, all licenses, franchises, permits, certificates, consents, and other governmental or quasi-governmental authorizations of the Company.

     "Permitted Security Interests" means (i) rights of retention of title and liens which are implied by law or custom of trade or are incorporated in the standard terms of contract of another contracting party and which arise in any such case in the ordinary course of trading; and (ii) rights of set off arising by operation of law or by contract in the ordinary course of trading; "Products" means any and all of the products manufactured, sold, licensed, developed marketed or distributed any of by the Companies or the Subsidiaries;

     "Property" means the property specified in Schedule 3.10.1 (and, if more than one, each such property) and each and every part of such property;

     "Security Interests" means any mortgage, charge, assignment by way of security, hypothecation, pledge, declaration of trust, lien, right of set off or combination of accounts or any other security interest of whatsoever nature, howsoever created or arising other than a Permitted Security Interest;

     "Vehicles" means all motor vehicles, trucks, forklifts, and other rolling stock, and all warranties of third parties related thereto.

     "West Yorkshire" means West Yorkshire Industrial Estates (Management) Limited, company number 1570526.

                    (Signatures appear on the following page)

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.


                                          CARPET HOLDINGS LIMITED


                                          By:
                                          ......................................
                                          Name:
                                          ......................................
                                          Title:
                                          ......................................




                                          SHAW INDUSTRIES, INC.


                                          By:
                                          ......................................
                                          Name:
                                          ......................................
                                          Title:
                                          ......................................



                                          SHAW UK HOLDINGS LIMITED



                                          By:
                                          ......................................
                                          Name:
                                          ......................................
                                          Title:
                                          ......................................

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